Filed Pursuant to Rule 424(b)(3)
File Nos. 333-113393
333-113397
333-113396
333-104002
333-113398

MORGAN STANLEY SPECTRUM SERIES

Morgan Stanley Spectrum Select L.P.

Morgan Stanley Spectrum Technical L.P.

Morgan Stanley Spectrum Strategic L.P.

Morgan Stanley Spectrum Global Balanced L.P.

Morgan Stanley Spectrum Currency L.P.

SUPPLEMENT

TO

PROSPECTUS DATED MAY 1, 2008

You should read this supplement together with the prospectus dated May 1, 2008. All page and section references in this supplement relate to the prospectus, except references to pages preceded by “S-,” which relate to this supplement.

The date of this Supplement is September 17, 2008

i

NOTICE TO INVESTORS

The following updates the information under the caption “Plan of Distribution” beginning on page 184.

Demeter Management Corporation, the general partner of each of the Spectrum Series partnerships, will terminate the offering of units of limited partnership of Spectrum Select, Spectrum Technical, Spectrum Strategic, Spectrum Global Balanced, and Spectrum Currency after the November 30, 2008 monthly closing. As a result, effective December 1, 2008, the general partner will no longer accept any subscriptions for new investments in any of the Spectrum Series of partnerships nor any exchanges into any Spectrum Series partnership, including exchanges among the partnerships.

While no subscriptions or exchanges for the Spectrum Series partnerships will be accepted after the November 30, 2008 closing, the general partner will continue to operate the partnerships and the partnerships’ trading advisors will continue to trade the partnerships’ assets in accordance with the terms of their respective management agreements. The management fees and incentive fees payable by each partnership to its trading advisors and the brokerage fees payable to Morgan Stanley & Co. Incorporated will remain the same. Investors in the Spectrum Series partnerships will continue to be able to redeem units of the partnerships at any month-end closing subject to the terms, conditions and charges set forth under the caption “Redemptions” beginning on page 172 of the prospectus. Investors will continue to receive monthly and annual reports as they have in the past, and the partnerships will continue to file periodic reports with the Securities and Exchange Commission, as required under the Securities Exchange Act.

As a result of the termination of the offering, the general partner will terminate the escrow agreement with The Bank of New York and the selling agreement with Morgan Stanley & Co. Incorporated following the November  30, 2008, monthly closing.

SUMMARY

The following updates the information under the sub-caption “—Fees to be Paid by the Partnerships” on page 7.

Effective August 1, 2008, Altis receives a monthly management fee from Spectrum Select at a 1.25% annual rate.

Effective August 1, 2008, Altis receives a monthly management fee from Spectrum Global Balanced at a 1.25% annual rate.

DESCRIPTION OF CHARGES

The following updates the information under the sub-caption “—Charges to Each Partnership—Spectrum Select” on page 22.

Effective August 1, 2008, Spectrum Select pays to Altis a monthly management fee of  1/12 of 1.25% of the net assets allocated to Altis.

The following updates the information under the sub-caption “—Charges to Each Partnership—Spectrum Global Balanced” on page 26.

Effective August 1, 2008, Spectrum Global Balanced pays to Altis a monthly management fee of  1/12 of 1.25% of the net assets allocated to Altis.

THE GENERAL PARTNER

The following updates the information under the sub-caption “— Directors and Officers of the general partner” on pages 80-82.

Michael Durbin is a Director of the general partner. Mr. Durbin has been a principal of the general partner since June 5, 2008.

Jose Morales is a Director of the general partner. Mr. Morales has been a principal of the general partner since June 23, 2008.

THE TRADING ADVISORS

Morgan Stanley Spectrum Select L.P.

The following updates and supplements the information under the sub-caption “—1. EMC Capital Management, Inc.” on pages 83-85.

John C. Krautsack joined EMC in April 1995 and has served as Managing Director, Trading since July 2008, Vice President, Director of Trading since February 2003, and Senior Trader since April 1995. Mr. Krautsack supervises the active management of EMC’s portfolio and is responsible for all trading operations. Mr. Krautsack attended Winona State University School of Business. Mr. Krautsack became registered as an associated person and listed as a principal of EMC effective June 29, 1995 and August 12, 2008, respectively.

Dave Polli joined EMC in October 2002 and has served as Managing Director, Research since July 2008, Director of Research since May 2007, and Director of IT and Senior Trader since October 2002. Mr. Polli directs research at EMC and is responsible for the design and integration of all trading and research platforms employed by EMC. Mr. Polli graduated with honors from the Illinois Institute of Technology with a B.S. in Computer and Electrical Engineering. Mr. Polli became registered as an associated person and listed as a principal of EMC effective March 6, 2003 and July 7, 2008, respectively.

Brian D. Proctor joined EMC in August 2005 and has served as Managing Director since July 2008, and Vice President, Director of Marketing since August 2005. Mr. Proctor is active in trading, research, and business development for EMC. Mr. Proctor was employed by Morgan Stanley DW Inc. as a Financial Advisor from July 2003 to July 2005 prior to joining EMC. Mr. Proctor holds a B.A. in Economics from Miami of Ohio University, and J.D. from John Marshall Law School. Mr. Proctor became registered as an associated person and listed as a principal of EMC effective November 30, 2005 and July 7, 2008, respectively.

The following updates and supplements the information under the sub-caption “—5. Graham Capital Management, L.P.” on pages 95-102.

Effective May 19, 2008, Mark Casadona is no longer a principal of Graham.

Effective May 30, 2008, Eric C. Fill is no longer a principal of Graham.

Effective May 30, 2008, Stephan Wenger is no longer a principal of Graham.

Gavin Gilbert is a discretionary trader and a principal of Graham, specializing in fixed income markets. He became an associated person and principal of Graham effective June 24, 2008. Prior to joining Graham in March 2008, Mr. Gilbert was senior trader at Brevan Howard Asset Management, an investment management firm, where he was employed from April 2004 to March 2008. During March 2004, Mr. Gilbert was on garden leave. From April 2002 to February 2004, Mr. Gilbert was a trader for D.E. Shaw & Co. LLC, an investment management firm. Mr. Gilbert was Associate Director in Euro Government Bonds for Barclays Capital, an investment bank, from November 2000 to March 2002. Mr. Gilbert was on sabbatical from April 2000 to November 2000. From March 1997 to April 2000, Mr. Gilbert was a trader for Renaissance Capital, an investment bank.

Jon Tiktinsky is a discretionary trader and a principal of Graham, specializing in the U.S. fixed income markets. He became an associated person of Graham effective May 23, 2008 and a principal on May 30, 2008. Prior to joining Graham in May 2008, Mr. Tiktinsky held positions of increasing responsibility including Managing Director, Head of U.S. Treasury Dealership, at RBS Greenwich Capital, an investment bank, where he was employed from July 2004 to March 2008. Mr. Tiktinsky was President and Founder of Hulls Farm Capital LLC, an investment management firm, from February 2002 to June 2004. From January 2001 to December 2001, Mr. Tiktinsky served as a managing director for Dresdner, Kleinwort & Wasserstein, an investment bank. From February 1989 to December 2000, Mr. Tiktinsky held positions of increasing responsibility at Donaldson, Lufkin and Jenrette, an investment bank, concluding as Managing Director, Head of Government Bond Dealership. Mr. Tiktinsky received his B.A. in economics from Colgate University in 1982.

Morgan Stanley Spectrum Technical L.P.

The following updates and supplements the information under the sub-caption “—1. Campbell & Company, Inc.” on pages 106-109.

Effective July 2008, Gregory T. Donovan is the Chief Financial Officer and Treasurer of Campbell and Company.

Theresa D. Becks, born in 1963, joined Campbell & Company in June 1991 and has served as President and Chief Executive Officer since April 2007, Secretary since May 1992, Director since January 1994, and was Chief Financial Officer and Treasurer until July 2008.

Tracy Wills-Zapata, born in 1971, joined Campbell & Company in February 2006 and has served as Managing Director – Global Business Development since January 2007 and was Managing Director of Institutional Business Development from February 2006 to January 2007. Prior to joining Campbell Ms. Wills-Zapata was a Managing Director of Deutsche Bank Absolute Return Strategies from September 2002 to December 2005, where she was responsible for distribution of Deutsche Bank’s single manager hedge fund platform. From April 1995 to September 2002, Ms. Wills-Zapata was employed by Dominion Capital Management, Inc., a global money management firm specializing in financial derivatives portfolios, where she served as a principal and Executive Vice President. From December 1993 to April 1995, Ms. Wills-Zapata was employed by R.J. O’Brien & Associates, Inc., an independent futures brokerage firm, as an Executive Vice President. Ms. Wills-Zapata is currently a member of the Board of Directors and a Member of the Executive Committee for the Managed Funds Association. Ms. Wills-Zapata became registered as an associated person and listed as a principal of Campbell & Company effective March 27, 2006 and July 21, 2008, respectively.

The following updates and supplements the information under the sub-caption “—2. Chesapeake Capital Corporation” on pages 109-114.

Chesapeake’s principal place of business is located at 17th Floor, Federal Reserve Building Richmond, 701 E. Byrd Street, Richmond, Virginia 23219.

Richard S. Rusin is the Chief Operating Officer of Chesapeake. Mr. Rusin received his Bachelor of Science degree in Mechanical Engineering from the State University of New York at Buffalo in 1995 and a Master of Science in Management Information Systems from Loyola University Chicago in 2001. From June 1995 to April 1997, Mr. Rusin was employed as an analyst by WTS, Inc., an environmental consulting firm, located in Niagara Falls, New York. From April 1997 to December 2007, Mr. Rusin was employed by Rotella Capital Management, a Commodity Trading Advisor and Commodity Pool Operator, located in Kirkland, Washington. While at Rotella, Mr. Rusin served in various technology and senior management capacities including serving on the firm’s executive committee and board of directors. In December 2007, Mr. Rusin resigned from Rotella to explore other business opportunities. Mr. Rusin joined Chesapeake in April 2008 as Chief Operating Officer. Mr. Rusin has been a principal of Chesapeake since May 12, 2008.

Michael L. Ivie is the Director of Research of Chesapeake. Mr. Ivie received a Bachelor of Science degree in Mathematics from Louisiana State University in 1989. From January 1990 through June 1991,

Mr. Ivie was employed as an Actuarial Analyst by A. Foster Higgins, an actuarial consulting firm, located in Richmond, Virginia. In June 1991, Mr. Ivie joined Chesapeake’s Research Department where his duties included research on trading systems as well as the development and operation of back office software. In March 1999, Mr. Ivie became the Director of Research of Chesapeake. Mr. Ivie has been an associated person of Chesapeake since May 21, 1999 and a principal of Chesapeake since May 12, 2008.

Anilchandra G. Ladde is the Director of Trading of Chesapeake. Mr. Ladde received his Bachelor of Science degree in Mathematics from the University of Texas at Arlington in 1990 and an M.B.A. in Finance from The George Washington University in 1992. From June 1992 until April 1993, Mr. Ladde was employed as a counselor by the Grand Prairie YMCA located in Grand Prairie, Texas. In April 1993, Mr. Ladde joined Chesapeake’s Trading Department where his duties included daily monitoring of market activity and trade execution. In June 1999, Mr. Ladde became the Director of Trading of Chesapeake. Mr. Ladde has been an associated person of Chesapeake since November 3, 1994 and a principal of Chesapeake since May 13, 2008.

The following updates and supplements the information under the sub-caption “—6. Aspect Capital Limited” on pages 133-140.

Effective May 8, 2008, Michael Adam is no longer a principal of Aspect.

Morgan Stanley Spectrum Strategic L.P.

The following updates and supplements the information under the sub-caption “—1. Blenheim Capital Management, L.L.C.” on pages 141-144.

Eugene Y. Park is a Managing Director and a Portfolio Manager of Blenheim. He became an associated person of Blenheim effective January 7, 2005 and a principal of Blenheim on July 16, 2008 and is an associate member of the National Futures Association. Mr. Park’s focus is on trading commodity and basic materials-related equities. He possesses a broad and deep understanding of global equity and fixed income markets and he is skilled in the analysis and valuation of companies, at all levels of their capital structure and across a wide range of industries. Mr. Park joined Blenheim in November of 2004 after working as a vice president at M&A boutique The Silverfern Group from 2003 to 2004 and an associate in the M&A group of Deutsche Bank Securities from 1999 to 2002. From 1993 until 1998, Mr. Park worked for Salomon Brothers Asset Management as an analyst and trader.

Mr. Park graduated magna cum laude with a B.S. in Economics from the Wharton School of the University of Pennsylvania and earned an M.B.A. with honors from the Leonard N. Stern School of Business at New York University. He also attended the Rotterdam School of Management in the Netherlands and is a Chartered Financial Analyst.

MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

The following replaces in its entirety the information under the sub-caption “—Taxation of Limited Partners—Limited Deduction of Certain Expenses” beginning on page 193.

Limited Deduction of Certain Expenses. Certain miscellaneous itemized deductions, such as expenses incurred to maintain property held for investment, are deductible only to the extent that they exceed 2% of the adjusted gross income of an individual, trust, or estate. The amount of certain itemized deductions allowable to individuals is further reduced by an amount equal to the lesser of (i) 3% of the individual’s adjusted gross income in excess of a certain threshold amount and (ii) 80% of such itemized deductions. This further limitation on itemized deductions is reduced for taxable years beginning after December 31, 2005 and before January 1, 2010, and does not apply for taxable years beginning after December 31, 2009 and before January 1, 2011. For taxable years beginning after December 31, 2010, this limitation is again applicable, without reduction. Moreover, such investment expenses are miscellaneous itemized deductions that are not deductible by a non-corporate taxpayer in calculating its alternative minimum tax liability. Based upon the current and contemplated activities of the partnerships, the general partner intends to take the position that the expenses incurred by the partnerships in their futures, forward, and options trading businesses should not be subject to the 2% “floor” or the 3% phaseout, except to the extent that the Internal Revenue Service promulgates regulations that so provide. However, the Internal Revenue Service could assert, and a court could agree, that such expenses of the partnerships (including incentive fees) are investment expenses which are subject to these limitations and in that case, individuals cannot deduct investment advisory expenses in calculating their alternative minimum tax. Furthermore, the Internal Revenue Service has recently released guidance stating that the expenses of a fund-of-funds that invests in underlying funds managed by unaffiliated sponsors constitute investment expense deductible under Section 212 of the Internal Revenue Code of 1986, as amended. There is a risk that the Internal Revenue Service could successfully assert that a portion of the partnerships’ expenses attributable to a trading company are investment expenses subject to these limitations.

EXPERTS

The following updates and replaces the information under the caption “Experts” on page 197.

The statements of financial condition of Morgan Stanley Spectrum Currency L.P., Morgan Stanley Spectrum Global Balanced L.P., Morgan Stanley Spectrum Select L.P., Morgan Stanley Spectrum Strategic L.P., and Morgan Stanley Spectrum Technical L.P., including the schedules of investments, as of December 31, 2007 and 2006, and the related statements of operations, changes in partners’ capital, and cash flows for each of the three years in the period ended December 31, 2007, as well as the statements of financial condition of Demeter Management Corporation as of November 30, 2007 and 2006 included in this prospectus, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports appearing herein, and are included in reliance upon such reports of such firm given upon their authority as experts in accounting and auditing. Deloitte & Touche LLP also acts as an independent registered public accounting firm for Morgan Stanley.

FINANCIAL STATEMENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Limited Partners and the General Partner of

Morgan Stanley Spectrum Currency L.P.,

Morgan Stanley Spectrum Global Balanced L.P.,

Morgan Stanley Spectrum Select L.P.,

Morgan Stanley Spectrum Strategic L.P., and

Morgan Stanley Spectrum Technical L.P.:

We have audited the accompanying statements of financial condition of Morgan Stanley Spectrum Currency L.P., Morgan Stanley Spectrum Global Balanced L.P., Morgan Stanley Spectrum Select L.P., Morgan Stanley Spectrum Strategic L.P., and Morgan Stanley Spectrum Technical L.P. (collectively, the “Partnerships”), including the schedules of investments, as of December 31, 2007 and 2006, and the related statements of operations, changes in partners’ capital, and cash flows for each of the three years in the period ended December 31, 2007. These financial statements are the responsibility of the Partnerships’ management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of Morgan Stanley Spectrum Currency L.P., Morgan Stanley Spectrum Global Balanced L.P., Morgan Stanley Spectrum Select L.P., Morgan Stanley Spectrum Strategic L.P., and Morgan Stanley Spectrum Technical L.P. at December 31, 2007 and 2006, and the results of their operations, changes in Partners’ Capital, and their cash flows for each of the three years in the period ended December 31, 2007, in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 1, the Partnerships modified their classification of cash within the statements of financial condition and cash flows and modified their presentation of options within the statements of financial condition to conform to 2007 presentation.

We have also audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the Partnerships’ internal control over financial reporting as of December 31, 2007, based on the criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission and our report dated March 20, 2008 expressed an unqualified opinion on the Partnerships’ internal control over financial reporting.

New York, New York

March 20, 2008

MORGAN STANLEY SPECTRUM CURRENCY L.P.

STATEMENTS OF FINANCIAL CONDITION

	June 30, 2008	December 31,
		2007	2006
	$	$	$
	(Unaudited)
ASSETS
Trading Equity:
Unrestricted Cash	98,778,325	110,971,546	161,460,117
Restricted Cash	—	2,985,523	1,277,000

Total Cash	98,778,325	113,957,069	162,737,117
Net unrealized gain (loss) on open contracts (MS&Co.)	2,042,084	(1,397,223)	4,534,033
Options purchased (proceeds paid $5,839, $29,116 and $0, respectively)	5,512	14,874	—

Total Trading Equity	100,825,921	112,574,720	167,271,150
Subscriptions receivable	232,453	490,292	759,216
Interest receivable (MS&Co.)	122,652	228,618	560,751

Total Assets	101,181,026	113,293,630	168,591,117

LIABILITIES AND PARTNERS’ CAPITAL
LIABILITIES
Redemptions payable	2,157,631	4,968,209	4,643,347
Accrued brokerage fees (MS&Co.)	380,582	436,938	626,181
Accrued management fees	165,470	189,973	272,253
Options written (premiums received $172,390, $217,974 and $0, respectively)	123,927	370,766	—
Accrued incentive fee	2,848	—	—

Total Liabilities	2,830,458	5,965,886	5,541,781

PARTNERS’ CAPITAL
Limited Partners (9,359,830.839, 10,795,995.838 and 14,173,942.826 Units, respectively)	97,275,752	106,178,308	161,303,764
General Partner (103,418.343, 116,872.343 and 153,385.343 Units, respectively)	1,074,816	1,149,436	1,745,572

Total Partners’ Capital	98,350,568	107,327,744	163,049,336

Total Liabilities and Partners’ Capital	101,181,026	113,293,630	168,591,117

NET ASSET VALUE PER UNIT	10.39	9.84	11.38

The accompanying notes are an integral part of these financial statements.

MORGAN STANLEY SPECTRUM GLOBAL BALANCED L.P.

STATEMENTS OF FINANCIAL CONDITION

	June 30, 2008	December 31,
		2007	2006
	$	$	$
	(Unaudited)
ASSETS
Trading Equity:
Unrestricted Cash	28,720,462	30,786,525	36,467,808
Restricted Cash	1,306,315	3,622,932	3,414,695

Total Cash	30,026,777	34,409,457	39,882,503

Net unrealized gain on open contracts (MS&Co.)	2,160,697	983,371	1,135,527
Net unrealized gain (loss) on open contracts (MSIP)	380,990	(27,480)	56,239

Total net unrealized gain on open contracts	2,541,687	955,891	1,191,766
Options purchased (proceeds paid $3,209, $9,251 and $0, respectively)	3,030	3,970	—

Total Trading Equity	32,571,494	35,369,318	41,074,269
Subscriptions receivable	215,407	48,065	224,965
Interest receivable (MS&Co.)	49,140	90,968	179,223

Total Assets	32,836,041	35,508,351	41,478,457

LIABILITIES AND PARTNERS’ CAPITAL
LIABILITIES
Redemptions payable	746,565	415,302	919,278
Accrued brokerage fees (MS&Co.)	120,782	136,898	158,727
Incentive fee payable	83,718	—	—
Accrued management fees	43,854	44,641	43,132

Total Liabilities	994,919	596,841	1,121,137

PARTNERS’ CAPITAL
Limited Partners (2,010,198.917, 2,209,862.669 and 2,558,814.213 Units, respectively)	31,472,781	34,537,771	39,917,674
General Partner (23,526.331, 23,913.331 and 28,182.331 Units, respectively)	368,341	373,739	439,646

Total Partners’ Capital	31,841,122	34,911,510	40,357,320

Total Liabilities and Partners’ Capital	32,836,041	35,508,351	41,478,457

NET ASSET VALUE PER UNIT	15.66	15.63	15.60

The accompanying notes are an integral part of these financial statements.

MORGAN STANLEY SPECTRUM SELECT L.P.

STATEMENTS OF FINANCIAL CONDITION

	June 30, 2008	December 31,
		2007	2006
	$	$	$
	(Unaudited)
ASSETS
Trading Equity:
Unrestricted Cash	548,660,496	475,137,768	471,264,633
Restricted Cash	31,227,034	44,662,254	65,625,445

Total Cash	579,887,530	519,800,022	536,890,078

Net unrealized gain on open contracts (MS&Co.)	31,980,900	8,888,890	11,039,855
Net unrealized gain on open contracts (MSIP)	3,766,363	773,528	921,756

Total net unrealized gain on open contracts	35,747,263	9,662,418	11,961,611
Options at Fair Value (cost $309,440, $378,156 and $0, respectively)	85,500	324,788	—

Total Trading Equity	615,720,293	529,787,228	548,851,689
Subscriptions receivable	5,923,186	3,061,382	4,725,710
Interest receivable (MS&Co.)	733,209	1,063,195	1,858,406

Total Assets	622,376,688	533,911,805	555,435,805

LIABILITIES AND PARTNERS’ CAPITAL
LIABILITIES
Redemptions payable	12,939,209	7,030,875	7,988,976
Accrued incentive fee	4,303,386	16,603	—
Accrued brokerage fees (MS&Co.)	2,868,669	2,636,618	2,727,852
Accrued management fees	1,148,279	1,049,154	1,196,492

Total Liabilities	21,259,543	10,733,250	11,913,320

PARTNERS’ CAPITAL
Limited Partners (15,385,734.434, 16,562,641.240 and 18,501,387.237 Units, respectively)	594,416,237	517,496,723	537,667,844
General Partner (173,444.769, 181,848.769 and 201,460.769 Units, respectively)	6,700,908	5,681,832	5,854,641

Total Partners’ Capital	601,117,145	523,178,555	543,522,485

Total Liabilities and Partners’ Capital	622,376,688	533,911,805	555,435,805

NET ASSET VALUE PER UNIT	38.63	31.24	29.06

The accompanying notes are an integral part of these financial statements.

MORGAN STANLEY SPECTRUM STRATEGIC L.P.

STATEMENTS OF FINANCIAL CONDITION

	June 30, 2008	December 31,
		2007	2006
	$	$	$
	(Unaudited)
ASSETS
Investment in BHM I, LLC (cost $92,153,437)	120,763,918	—	—
Receivable from BHM I, LLC	1,697,445	—	—

Trading Equity:
Unrestricted Cash	95,056,353	178,248,988	172,106,122
Restricted Cash	4,850,451	27,652,056	20,983,647

Total Cash	99,906,804	205,901,044	193,089,769

Net unrealized gain on open contracts (MS&Co.)	1,119,088	9,057,511	7,890,783
Net unrealized gain (loss) on open contracts (MSIP)	(151,749)	835,498	9,283,006

Total net unrealized gain on open contracts	967,339	9,893,009	17,173,789
Options purchased (proceeds paid $686,883, $837,554 and $1,187,646, respectively)	687,786	695,481	1,279,240

Total Trading Equity	224,023,292	216,489,534	211,542,798
Subscriptions receivable	3,278,780	3,398,937	2,601,546
Interest receivable (MS&Co.)	259,698	421,265	670,338

Total Assets	227,561,770	220,309,736	214,814,682

LIABILITIES AND PARTNERS’ CAPITAL
LIABILITIES
Redemptions payable	4,557,191	2,892,540	3,111,834
Accrued brokerage fees (MS&Co.)	1,063,958	1,051,799	1,024,464
Accrued management fees	495,015	420,720	478,411
Accrued incentive fee	318,524	102,353	—
Options written (premiums received $285,369, $631,414 and $507,517, respectively)	202,930	314,263	722,909

Total Liabilities	6,637,618	4,781,675	5,337,618

PARTNERS’ CAPITAL
Limited Partners (11,510,463.840, 11,838,347.676 and 12,087,045.247 Units, respectively)	218,560,872	213,167,590	207,238,137
General Partner (124,461.692, 131,089.692 and 130,584.135 Units, respectively)	2,363,280	2,360,471	2,238,927

Total Partners’ Capital	220,924,152	215,528,061	209,477,064

Total Liabilities and Partners’ Capital	227,561,770	220,309,736	214,814,682

NET ASSET VALUE PER UNIT	18.99	18.01	17.15

The accompanying notes are an integral part of these financial statements.

MORGAN STANLEY SPECTRUM TECHNICAL L.P.

STATEMENTS OF FINANCIAL CONDITION

	June 30, 2008	December 31,
		2007	2006
	$	$	$
	(Unaudited)
ASSETS
Trading Equity:
Unrestricted Cash	560,328,463	522,722,048	616,475,593
Restricted Cash	31,768,400	55,361,402	115,947,432

Total Cash	592,096,863	578,083,450	732,423,025

Net unrealized gain on open contracts (MS&Co.)	32,631,343	12,298,603	30,242,130
Net unrealized gain (loss) on open contracts (MSIP)	497,111	(1,087,475)	1,537,347

Total net unrealized gain on open contracts	33,128,454	11,211,128	31,779,477
Options at Fair Value (cost $44,278, $292,731 and $150,677, respectively)	50,559	219,718	173,647

Total Trading Equity	625,275,876	589,514,296	764,376,149
Subscriptions receivable	3,774,086	2,762,267	6,849,894
Interest receivable (MS&Co.)	749,555	1,201,347	2,538,494

Total Assets	629,799,517	593,477,910	773,764,537

LIABILITIES AND PARTNERS’ CAPITAL
LIABILITIES
Redemptions payable	17,010,591	10,327,244	11,571,388
Accrued brokerage fees (MS&Co.)	2,897,280	2,938,634	3,693,334
Accrued incentive fee	2,621,377	261,283	—
Accrued management fees	1,076,752	955,056	1,607,196
Options written (premiums received $26,445, $164,046 and $86,561, respectively)	24,708	96,035	71,661

Total Liabilities	23,630,708	14,578,252	16,943,579

PARTNERS’ CAPITAL
Limited Partners (25,638,993.195, 28,313,523.854 and 31,769,428.115 Units, respectively)	599,681,308	572,620,026	748,658,571
General Partner (277,369.001, 310,500.001 and 346,372.001 Units, respectively)	6,487,501	6,279,632	8,162,387

Total Partners’ Capital	606,168,809	578,899,658	756,820,958

Total Liabilities and Partners’ Capital	629,799,517	593,477,910	773,764,537

NET ASSET VALUE PER UNIT	23.39	20.22	23.57

The accompanying notes are an integral part of these financial statements.

MORGAN STANLEY SPECTRUM CURRENCY L.P.

STATEMENTS OF OPERATIONS

	For the Six Months Ended June 30,		For the Years Ended December 31,
	2008	2007	2007	2006	2005
	$	$	$	$	$
	(Unaudited)	(Unaudited)
INVESTMENT INCOME
Interest income (MS&Co.)	789,972	2,862,102	4,909,004	6,632,240	5,391,828

EXPENSES
Brokerage fees (MS&Co.)	2,388,113	3,490,649	6,410,711	8,151,647	10,921,579
Management fees	1,038,310	1,517,673	2,787,267	3,544,196	4,748,514
Incentive fees	281,110	—	—	—	—

Total Expenses	3,707,533	5,008,322	9,197,978	11,695,843	15,670,093

NET INVESTMENT LOSS	(2,917,561)	(2,146,220)	(4,288,974)	(5,063,603)	(10,278,265)

TRADING RESULTS
Trading profit:
Realized	5,071,953	3,332,040	(9,603,925)	(1,843,404)	(28,979,835)
Net change in unrealized	3,654,477	(1,169,199)	(6,098,290)	(1,668,161)	(10,445,759)

Total Trading Results	8,726,430	2,162,841	(15,702,215)	(3,511,565)	(39,425,594)

NET INCOME (LOSS)	5,808,869	16,621	(19,991,189)	(8,575,168)	(49,703,859)

Net Income (Loss) Allocation:
Limited Partners	5,746,194	12,418	(19,782,415)	(8,482,159)	(49,177,845)
General Partner	62,675	4,203	(208,774)	(93,009)	(526,014)

Net Income (Loss) Per Unit:
Limited Partners	0.55	0.04	(1.54)	(0.40)	(2.63)
General Partner	0.55	0.04	(1.54)	(0.40)	(2.63)

	Units	Units	Units	Units	Units
WEIGHTED AVERAGE NUMBER OF UNITS OUTSTANDING	10,127,567.679	13,685,816.070	12,853,813.902	16,060,812.779	19,118,465.909

The accompanying notes are an integral part of these financial statements.

MORGAN STANLEY SPECTRUM GLOBAL BALANCED L.P.

STATEMENTS OF OPERATIONS

	For the Six Months Ended June 30,		For the Years Ended December 31,
	2008	2007	2007	2006	2005
	$	$	$	$	$
	(Unaudited)	(Unaudited)
INVESTMENT INCOME
Interest income (MS&Co.)	312,649	954,533	1,712,782	2,044,009	1,370,806

EXPENSES
Brokerage fees (MS&Co.)	760,964	889,145	1,733,526	1,987,699	2,126,114
Incentive fees	469,333	—	—	—	—
Management fees	266,853	241,616	478,507	540,137	577,754

Total Expenses	1,497,150	1,130,761	2,212,033	2,527,836	2,703,868

NET INVESTMENT LOSS	(1,184,501)	(176,228)	(499,251)	(483,827)	(1,333,062)

TRADING RESULTS
Trading profit:
Realized	(404,610)	678,875	783,064	981,659	3,338,207
Net change in unrealized	1,590,898	(96,263)	(241,156)	589,128	(214,685)

	1,186,288	582,612	541,908	1,570,787	3,123,522
Proceeds from Litigation Settlement	—	—	—	—	2,230

Total Trading Results	1,186,288	582,612	541,908	1,570,787	3,125,752

NET INCOME	1,787	406,384	42,657	1,086,960	1,792,690

Net Income (Loss) Allocation:
Limited Partners	1,249	402,537	43,079	1,074,038	1,769,412
General Partner	538	3,847	(422)	12,922	23,278

Net Income Per Unit:
Limited Partners	0.03	0.18	0.03	0.37	0.62
General Partner	0.03	0.18	0.03	0.37	0.62

	Units	Units	Units	Units	Units
WEIGHTED AVERAGE NUMBER OF UNITS OUTSTANDING	2,130,460.722	2,495,834.859	2,409,953.413	2,765,969.544	3,174,202.575

The accompanying notes are an integral part of these financial statements.

MORGAN STANLEY SPECTRUM SELECT L.P.

STATEMENTS OF OPERATIONS

	For the Six Months Ended June 30,		For the Years Ended December 31,
	2008	2007	2007	2006	2005
	$	$	$	$	$
	(Unaudited)	(Unaudited)
INVESTMENT INCOME
Interest income (MS&Co.)	4,219,407	10,232,755	18,812,196	20,639,273	12,876,956

EXPENSES
Brokerage fees (MS&Co.)	16,723,687	15,825,293	31,522,666	32,847,913	36,601,881
Incentive fee	10,541,832	—	1,066,450	—	—
Management fees	6,695,939	6,964,931	13,731,691	15,437,482	15,652,447

Total Expenses	33,961,458	22,790,224	46,320,807	48,285,395	52,254,328

NET INVESTMENT LOSS	(29,742,051)	(12,557,469)	(27,508,611)	(27,646,122)	(39,377,372)

TRADING RESULTS
Trading profit:
Realized	123,952,059	35,313,851	67,781,315	64,987,687	7,018,678
Net change in unrealized	25,914,273	7,323,823	(2,352,561)	(6,224,193)	3,059,181

	149,866,332	42,637,674	65,428,754	58,763,494	10,077,859
Proceeds from Litigation Settlement	—	—	—	—	85,000

Total Trading Results	149,866,332	42,637,674	65,428,754	58,763,494	10,162,859

NET INCOME (LOSS)	120,124,281	30,080,205	37,920,143	31,117,372	(29,214,513)

Net Income (Loss) Allocation:
Limited Partners	118,808,376	29,743,958	37,498,154	30,776,254	(28,920,794)
General Partner	1,315,905	336,247	421,989	341,118	(293,719)

Net Income (Loss) Per Unit:
Limited Partners	7.39	1.67	2.18	1.61	(1.43)
General Partner	7.39	1.67	2.18	1.61	(1.43)

	Units	Units	Units	Units	Units
WEIGHTED AVERAGE NUMBER OF UNITS OUTSTANDING	16,170,648.846	18,454,313.501	17,899,555.783	19,024,271.988	20,594,294.424

The accompanying notes are an integral part of these financial statements.

MORGAN STANLEY SPECTRUM STRATEGIC L.P.

STATEMENTS OF OPERATIONS

	For the Six Months Ended June 30,		For the Years Ended December 31,
	2008	2007	2007	2006	2005
	$	$	$	$	$
	(Unaudited)	(Unaudited)
INVESTMENT INCOME
Interest income (MS&Co.)	1,617,595	3,994,884	7,376,760	6,908,530	4,008,536

EXPENSES
Brokerage fees (MS&Co.)	6,557,076	6,400,706	12,796,668	11,319,725	11,407,747
Incentive fees	3,578,609	595,760	698,113	5,369,200	2,251,786
Management fees	2,927,842	2,991,349	5,908,989	5,266,764	4,685,477

Total Expenses	13,063,527	9,987,815	19,403,770	21,955,689	18,345,010

NET INVESTMENT LOSS	(11,445,932)	(5,992,931)	(12,027,010)	(15,047,159)	(14,336,474)

TRADING RESULTS
Trading profit (loss):
Realized	(8,299,067)	24,653,781	29,578,391	47,217,045	(2,036,361)
Net change in unrealized appreciation on investment in BHM I, LLC	28,610,481	—	—	—	—
Net change in unrealized	2,833,095	(8,280,517)	(6,981,904)	3,482,387	10,826,414

	23,144,509	16,373,264	22,596,487	50,699,432	8,790,053
Proceeds from Litigation Settlement	—	—	—	—	454

Total Trading Results	23,144,509	16,373,264	22,596,487	50,699,432	8,790,507

NET INCOME (LOSS)	11,698,577	10,380,333	10,569,477	35,652,273	(5,545,967)

Net Income (Loss) Allocation:
Limited Partners	11,569,902	10,265,383	10,454,002	35,264,632	(5,489,130)
General Partner	128,675	114,950	115,475	387,641	(56,837)

Net Income (Loss) Per Unit:
Limited Partners	0.98	0.84	0.86	2.97	(0.38)
General Partner	0.98	0.84	0.86	2.97	(0.38)

	Units	Units	Units	Units	Units
WEIGHTED AVERAGE NUMBER OF UNITS OUTSTANDING	11,787,953.998	12,337,562.725	12,190,131.832	11,970,089.149	12,727,928.663

The accompanying notes are an integral part of these financial statements.

MORGAN STANLEY SPECTRUM TECHNICAL L.P.

STATEMENTS OF OPERATIONS

	For the Six Months Ended June 30,		For the Years Ended December 31,
	2008	2007	2007	2006	2005
	$	$	$	$	$
	(Unaudited)	(Unaudited)
INVESTMENT INCOME
Interest income (MS&Co.)	4,541,611	14,534,893	25,152,633	27,915,330	17,176,811

EXPENSES
Brokerage fees (MS&Co.)	17,785,291	22,318,879	41,846,536	44,839,676	49,430,024
Incentive fees	10,562,562	3,661,770	5,585,417	6,762,802	2,668,447
Management fees	6,617,287	9,841,005	18,228,175	19,618,375	19,268,955

Total Expenses	34,965,140	35,821,654	65,660,128	71,220,853	71,367,426
Management fee waived	—	—	(1,306,736)	—	—

Net Expenses	34,965,140	35,821,654	64,353,392	71,220,853	71,367,426

NET INVESTMENT LOSS	(30,423,529)	(21,286,761)	(39,200,759)	(43,305,523)	(54,190,615)

TRADING RESULTS
Trading profit (loss):
Realized	95,533,608	87,292,315	(43,429,844)	72,015,436	19,045,879
Net change in unrealized	21,930,346	(3,399,361)	(20,611,221)	9,753,211	(5,277,614)

	117,463,954	83,892,954	(64,041,065)	81,768,647	13,768,265
Proceeds from Litigation Settlement	—	—	—	—	4,209

Total Trading Results	117,463,954	83,892,954	(64,041,065)	81,768,647	13,772,474

NET INCOME (LOSS)	87,040,425	62,606,193	(103,241,824)	38,463,124	(40,418,141)

Net Income (Loss) Allocation:
Limited Partners	86,080,530	61,916,642	(102,064,643)	38,047,099	(39,990,714)
General Partner	959,895	689,551	(1,177,181)	416,025	(427,427)

Net Income (Loss) Per Unit:
Limited Partners	3.17	1.99	(3.35)	1.21	(1.27)
General Partner	3.17	1.99	(3.35)	1.21	(1.27)

	Units	Units	Units	Units	Units
WEIGHTED AVERAGE NUMBER OF UNITS OUTSTANDING	27,360,790.113	31,823,125.436	30,918,611.010	32,179,375.785	33,933,657.327

The accompanying notes are an integral part of these financial statements.

MORGAN STANLEY SPECTRUM SERIES

STATEMENTS OF CHANGES IN PARTNERS’ CAPITAL

For the Six Months Ended June 30, 2008 (Unaudited)

and For the Years Ended December 31, 2007, 2006 and 2005

	Units of Partnership Interest	Limited Partners	General Partner	Total
		$	$	$
Morgan Stanley Spectrum Currency L.P.
Partners’ Capital, December 31, 2004	18,954,389.185	270,231,305	2,869,425	273,100,730
Offering of Units	3,336,357.445	40,295,529	170,000	40,465,529
Net loss	—	(49,177,845)	(526,014)	(49,703,859)
Redemptions	(4,587,517.773)	(55,149,719)	(225,924)	(55,375,643)

Partners’ Capital, December 31, 2005	17,703,228.857	206,199,270	2,287,487	208,486,757
Offering of Units	1,518,069.025	16,510,816	—	16,510,816
Net loss	—	(8,482,159)	(93,009)	(8,575,168)
Redemptions	(4,893,969.713)	(52,924,163)	(448,906)	(53,373,069)

Partners’ Capital, December 31, 2006	14,327,328.169	161,303,764	1,745,572	163,049,336
Offering of Units	612,283.271	6,526,442	—	6,526,442
Net loss	—	(19,782,415)	(208,774)	(19,991,189)
Redemptions	(4,026,743.259)	(41,869,483)	(387,362)	(42,256,845)

Partners’ Capital, December 31, 2007	10,912,868.181	106,178,308	1,149,436	107,327,744
Offering of Units	170,582.780	1,752,068	—	1,752,068
Net income	—	5,746,194	62,675	5,808,869
Redemptions	(1,620,201.779)	(16,400,818)	(137,295)	(16,538,113)

Partners’ Capital, June 30, 2008	9,463,249.182	97,275,752	1,074,816	98,350,568

	Units of Partnership Interest	Limited Partners	General Partner	Total
		$	$	$
Morgan Stanley Spectrum Global Balanced L.P.
Partners’ Capital, December 31, 2004	3,396,827.138	49,068,822	542,796	49,611,618
Offering of Units	345,735.053	4,999,666	—	4,999,666
Net income	—	1,769,412	23,278	1,792,690
Redemptions	(831,135.711)	(11,967,738)	(84,410)	(12,052,148)

Partners’ Capital, December 31, 2005	2,911,426.480	43,870,162	481,664	44,351,826
Offering of Units	258,442.402	4,021,015	—	4,021,015
Net income	—	1,074,038	12,922	1,086,960
Redemptions	(582,872.338)	(9,047,541)	(54,940)	(9,102,481)

Partners’ Capital, December 31, 2006	2,586,996.544	39,917,674	439,646	40,357,320
Offering of Units	186,872.225	2,900,452	—	2,900,452
Net income (loss)	—	43,079	(422)	42,657
Redemptions	(540,092.769)	(8,323,434)	(65,485)	(8,388,919)

Partners’ Capital, December 31, 2007	2,233,776.000	34,537,771	373,739	34,911,510
Offering of Units	61,403.486	946,094	—	946,094
Net income	—	1,249	538	1,787
Redemptions	(261,454.238)	(4,012,333)	(5,936)	(4,018,269)

Partners’ Capital, June 30, 2008	2,033,725.248	31,472,781	368,341	31,841,122

The accompanying notes are an integral part of these financial statements.

MORGAN STANLEY SPECTRUM SERIES

STATEMENTS OF CHANGES IN PARTNERS’ CAPITAL

For the Six Months Ended June 30, 2008 (Unaudited)

and For the Years Ended December 31, 2007, 2006 and 2005

	Units of Partnership Interest	Limited Partners	General Partner	Total
		$	$	$
Morgan Stanley Spectrum Select L.P.
Partners’ Capital, December 31, 2004	20,263,823.593	579,155,164	6,150,961	585,306,125
Offering of Units	3,482,044.148	91,946,015	380,000	92,326,015
Net loss	—	(28,920,794)	(293,719)	(29,214,513)
Redemptions	(4,325,067.114)	(114,981,595)	(433,690)	(115,415,285)

Partners’ Capital, December 31, 2005	19,420,800.627	527,198,790	5,803,552	533,002,342
Offering of Units	2,664,130.689	76,905,995	—	76,905,995
Net income	—	30,776,254	341,118	31,117,372
Redemptions	(3,382,083.310)	(97,213,195)	(290,029)	(97,503,224)

Partners’ Capital, December 31, 2006	18,702,848.006	537,667,844	5,854,641	543,522,485
Offering of Units	1,690,719.727	49,551,232	—	49,551,232
Net income	—	37,498,154	421,989	37,920,143
Redemptions	(3,649,077.724)	(107,220,507)	(594,798)	(107,815,305)

Partners’ Capital, December 31, 2007	16,744,490.009	517,496,723	5,681,832	523,178,555
Offering of Units	680,255.731	24,472,286	—	24,472,286
Net income	—	118,808,376	1,315,905	120,124,281
Redemptions	(1,865,566.537)	(66,361,148)	(296,829)	(66,657,977)

Partners’ Capital, June 30, 2008	15,559,179.203	594,416,237	6,700,908	601,117,145

	Units of Partnership Interest	Limited Partners	General Partner	Total
		$	$	$
Morgan Stanley Spectrum Strategic L.P.
Partners’ Capital, December 31, 2004	12,585,227.726	181,218,795	2,022,330	183,241,125
Offering of Units	2,346,340.284	31,611,503	—	31,611,503
Net loss	—	(5,489,130)	(56,837)	(5,545,967)
Redemptions	(2,966,679.287)	(39,566,716)	(114,207)	(39,680,923)

Partners’ Capital, December 31, 2005	11,964,888.723	167,774,452	1,851,286	169,625,738
Offering of Units	2,517,218.118	40,403,751	—	40,403,751
Net income	—	35,264,632	387,641	35,652,273
Redemptions	(2,264,477.459)	(36,204,698)	—	(36,204,698)

Partners’ Capital, December 31, 2006	12,217,629.382	207,238,137	2,238,927	209,477,064
Offering of Units	2,157,683.821	37,689,397	120,000	37,809,397
Net income	—	10,454,002	115,475	10,569,477
Redemptions	(2,405,875.835)	(42,213,946)	(113,931)	(42,327,877)

Partners’ Capital, December 31, 2007	11,969,437.368	213,167,590	2,360,471	215,528,061
Offering of Units	879,826.844	16,420,222	—	16,420,222
Net income	—	11,569,902	128,675	11,698,577
Redemptions	(1,214,338.680)	(22,596,842)	(125,866)	(22,722,708)

Partners’ Capital, June 30, 2008	11,634,925.532	218,560,872	2,363,280	220,924,152

The accompanying notes are an integral part of these financial statements.

MORGAN STANLEY SPECTRUM SERIES

STATEMENTS OF CHANGES IN PARTNERS’ CAPITAL

For the Six Months Ended June 30, 2008 (Unaudited)

and For the Years Ended December 31, 2007, 2006 and 2005

	Units of Partnership Interest	Limited Partners	General Partner	Total
		$	$	$
Morgan Stanley Spectrum Technical L.P.
Partners’ Capital, December 31, 2004	32,961,245.703	770,511,257	8,212,630	778,723,887
Offering of Units	6,431,314.024	139,226,034	480,000	139,706,034
Net loss	—	(39,990,714)	(427,427)	(40,418,141)
Redemptions	(7,045,625.892)	(154,076,846)	(518,841)	(154,595,687)

Partners’ Capital, December 31, 2005	32,346,933.835	715,669,731	7,746,362	723,416,093
Offering of Units	5,449,636.682	127,236,707	—	127,236,707
Net income	—	38,047,099	416,025	38,463,124
Redemptions	(5,680,770.401)	(132,294,966)	—	(132,294,966)

Partners’ Capital, December 31, 2006	32,115,800.116	748,658,571	8,162,387	756,820,958
Offering of Units	2,927,214.256	65,566,835	—	65,566,835
Net loss	—	(102,064,643)	(1,177,181)	(103,241,824)
Redemptions	(6,418,990.517)	(139,540,737)	(705,574)	(140,246,311)

Partners’ Capital, December 31, 2007	28,624,023.855	572,620,026	6,279,632	578,899,658
Offering of Units	885,341.529	19,521,558	—	19,521,558
Net income	—	86,080,530	959,895	87,040,425
Redemptions	(3,593,003.188)	(78,540,806)	(752,026)	(79,292,832)

Partners’ Capital, June 30, 2008	25,916,362.196	599,681,308	6,487,501	606,168,809

The accompanying notes are an integral part of these financial statements.

MORGAN STANLEY SPECTRUM CURRENCY L.P.

STATEMENTS OF CASH FLOWS

	For the Six Months Ended June 30,		For the Years Ended December 31,
	2008	2007	2007	2006	2005
	$	$	$	$	$
	(Unaudited)	(Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	5,808,869	16,621	(19,991,189)	(8,575,168)	(49,703,859)
Noncash item included in net income (loss):
Net change in unrealized	(3,654,477)	1,169,199	6,098,290	1,668,161	10,445,759
(Increase) decrease in operating assets:
Restricted cash	2,985,523	(224,627)	(1,708,523)	(601,000)	1,166,680
Proceeds paid for options purchased	23,277	—	188,858	—	—
Interest receivable (MS&Co.)	105,966	139,822	332,133	(768)	(244,444)
Increase (decrease) in operating liabilities:
Accrued brokerage fees (MS&Co.)	(56,356)	(65,660)	(189,243)	(235,950)	(145,868)
Accrued management fees	(24,503)	(28,548)	(82,280)	(102,587)	(63,421)
Premium received for options written	(45,584)	—	—	—	—
Accrued incentive fee	2,848	—	—	—	—

Net cash provided by (used for) operating activities	5,145,563	1,006,807	(15,351,954)	(7,847,312)	(38,545,153)

CASH FLOWS FROM FINANCING ACTIVITIES
Cash received from offering of Units	2,009,907	4,472,253	6,795,366	17,106,804	45,800,729
Cash paid for redemptions of Units	(19,348,691)	(20,926,922)	(41,931,983)	(55,076,000)	(51,528,518)

Net cash used for financing activities	(17,338,784)	(16,454,669)	(35,136,617)	(37,969,196)	(5,727,789)

Net decrease in unrestricted cash	(12,193,221)	(15,447,862)	(50,488,571)	(45,816,508)	(44,272,942)
Unrestricted cash at beginning of period	110,971,546	162,737,117	161,460,117	207,276,625	251,549,567

Unrestricted cash at end of period	98,778,325	147,289,255	110,971,546	161,460,117	207,276,625

The accompanying notes are an integral part of these financial statements.

MORGAN STANLEY SPECTRUM GLOBAL BALANCED L.P.

STATEMENTS OF CASH FLOWS

	For the Six Months Ended June 30,		For the Years Ended December 31,
	2008	2007	2007	2006	2005
	$	$	$	$	$
	(Unaudited)	(Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	1,787	406,384	42,657	1,086,960	1,792,690
Noncash item included in net income:
Net change in unrealized	(1,590,898)	96,263	241,156	(589,128)	214,685
(Increase) decrease in operating assets:
Restricted cash	2,316,617	937,033	(208,237)	(835,091)	1,452,795
Proceeds paid for options purchased	6,042	—	(9,251)	—	—
Interest receivable (MS&Co.)	41,828	32,912	88,255	(30,183)	(65,068)
Increase (decrease) in operating liabilities:
Accrued brokerage fees (MS&Co.)	(16,116)	(10,981)	(21,829)	(13,249)	(16,460)
Accrued incentive fee	83,718	—	—	—	—
Accrued management fees	(787)	(2,983)	1,509	(3,601)	(4,473)

Net cash provided by (used for) operating activities	842,191	1,458,628	134,260	(384,292)	3,374,169

CASH FLOWS FROM FINANCING ACTIVITIES
Cash received from offering of Units	778,752	1,805,973	3,077,352	4,092,049	5,343,828
Cash paid for redemptions of Units	(3,687,006)	(4,787,820)	(8,892,895)	(9,034,848)	(11,783,215)

Net cash used for financing activities	(2,908,254)	(2,981,847)	(5,815,543)	(4,942,799)	(6,439,387)

Net decrease in unrestricted cash	(2,066,063)	(1,523,219)	(5,681,283)	(5,327,091)	(3,065,218)
Unrestricted cash at beginning of period	30,786,525	36,518,808	36,467,808	41,794,899	44,860,117

Unrestricted cash at end of period	28,720,462	34,995,589	30,786,525	36,467,808	41,794,899

The accompanying notes are an integral part of these financial statements.

MORGAN STANLEY SPECTRUM SELECT L.P.

STATEMENTS OF CASH FLOWS

	For the Six Months Ended June 30,		For the Years Ended December 31,
	2008	2007	2007	2006	2005
	$	$	$	$	$
	(Unaudited)	(Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	120,124,281	30,080,205	37,920,143	31,117,372	(29,214,513)
Noncash item included in net income (loss):
Net change in unrealized	(25,914,273)	(7,323,823)	2,352,561	6,224,193	(3,059,181)
(Increase) decrease in operating assets:
Restricted cash	13,435,220	2,529,607	20,963,191	(13,525,098)	24,987,115
Proceeds paid for options purchased	68,716	—	(378,156)	—	3,366,493
Interest receivable (MS&Co.)	329,986	203,524	795,211	(440,959)	(659,466)
Increase (decrease) in operating liabilities:
Accrued incentive fees	4,286,783	—	16,603	—	—
Accrued brokerage fees (MS&Co.)	232,051	(11,745)	(91,234)	(2,220)	(738,682)
Accrued management fees	99,125	(2,872)	(147,338)	(99,004)	(60,615)

Net cash provided by (used for) operating activities	112,661,889	25,474,896	61,430,981	23,274,284	(5,378,849)

CASH FLOWS FROM FINANCING ACTIVITIES
Cash received from offering of Units	21,610,482	29,385,915	51,215,560	76,635,498	100,607,663
Cash paid for redemptions of Units	(60,749,643)	(46,729,113)	(108,773,406)	(102,954,101)	(107,667,647)

Net cash used for financing activities	(39,139,161)	(17,343,198)	(57,557,846)	(26,318,603)	(7,059,984)

Net increase (decrease) in unrestricted cash	73,522,728	8,131,698	3,873,135	(3,044,319)	(12,438,833)
Unrestricted cash at beginning of period	475,137,768	472,088,633	471,264,633	474,308,952	486,747,785

Unrestricted cash at end of period	548,660,496	480,220,331	475,137,768	471,264,633	474,308,952

The accompanying notes are an integral part of these financial statements.

MORGAN STANLEY SPECTRUM STRATEGIC L.P.

STATEMENTS OF CASH FLOWS

	For the Six Months Ended June 30,		For the Years Ended December 31,
	2008	2007	2007	2006	2005
	$	$	$	$	$
	(Unrestricted)	(Unrestricted)
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	11,698,577	10,380,333	10,569,477	35,652,273	(5,545,967)
Purchase of investment in BHM I, LLC	(86,083,136)	—	—	—	—
Proceeds from sale of investments	5,780,200	—	—	—	—
Receivable from BHM I, LLC	(1,697,445)	—	—	—	—
Noncash item included in net income (loss):
Net change in unrealized	(2,833,095)	8,244,678	6,981,904	(3,482,387)	(10,826,414)
Net change in unrealized appreciation on investment in BHM I, LLC	(28,610,481)	—	—	—	—
(Increase) decrease in operating assets:
Restricted cash	22,801,605	(5,045,341)	(6,668,409)	2,176,173	(6,214,615)
Proceeds paid for options purchased	150,671	617,724	350,092	(1,027,693)	263,856
Interest receivable (MS&Co.)	161,567	33,114	249,073	(224,414)	(207,268)
Increase (decrease) in operating liabilities:
Accrued brokerage fees (MS&Co.)	12,159	68,220	27,335	186,906	(243,247)
Accrued management fees	74,295	32,979	(57,691)	97,384	(28,870)
Accrued incentive fees	216,171	—	102,353	(1,704,356)	1,515,612
Premium received for options written	(346,045)	480,513	123,897	265,175	—

Net cash provided by (used for) operating activities	(78,674,957)	14,812,220	11,678,031	31,939,061	(21,286,913)

CASH FLOWS FROM FINANCING ACTIVITIES
Cash received from offering of Units	16,540,379	18,429,456	37,012,006	39,153,750	35,344,084
Cash paid for redemptions of Units	(21,058,057)	(17,359,883)	(42,547,171)	(37,607,869)	(36,891,247)

Net cash provided by (used for) financing activities	(4,517,678)	1,069,573	(5,535,165)	1,545,881	(1,547,163)

Net increase (decrease) in unrestricted cash	(83,192,635)	15,881,793	6,142,866	33,484,942	(22,834,076)
Unrestricted cash at beginning of period	178,248,988	172,839,122	172,106,122	138,621,180	161,455,256

Unrestricted cash at end of period	95,056,353	188,720,915	178,248,988	172,106,122	138,621,180

SUPPLEMENTAL DISCLOSURE OF NON-CASH OPERATING ACTIVITY:
Non-cash investment transfer to BHM I, LLC $11,850,500

The accompanying notes are an integral part of these financial statements.

MORGAN STANLEY SPECTRUM TECHNICAL L.P.

STATEMENTS OF CASH FLOWS

	For the Six Months Ended June 30,		For the Years Ended December 31,
	2008	2007	2007	2006	2005
	$	$	$	$	$
	(Unaudited)	(Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	87,040,425	62,606,193	(103,241,824)	38,463,124	(40,418,141)
Noncash item included in net income (loss):
Net change in unrealized	(21,930,346)	3,399,361	20,611,221	(9,753,211)	5,277,614
(Increase) decrease in operating assets:
Restricted cash	23,593,002	(29,864,767)	60,586,030	21,648,903	24,613,604
Proceeds paid for options purchased	248,453	(210,338)	(142,054)	(150,677)	—
Interest receivable (MS&Co.)	451,792	129,258	1,337,147	(651,160)	(887,041)
Increase (decrease) in operating liabilities:
Accrued brokerage fees (MS&Co.)	(41,354)	185,752	(754,700)	(81,816)	(854,838)
Accrued incentive fees	2,360,094	1,695,218	261,283	—	—
Accrued management fees	121,696	112,073	(652,140)	(21,993)	(2,851)
Premiums received for options written	(137,601)	118,642	77,485	86,561	—

Net cash provided by (used for) operating activities	91,706,161	38,171,392	(21,917,552)	49,539,731	(12,271,653)

CASH FLOWS FROM FINANCING ACTIVITIES
Cash received from offering of Units	18,509,739	43,796,813	69,654,462	128,704,132	148,524,367
Cash paid for redemptions of Units	(72,609,485)	(64,291,475)	(141,490,455)	(143,586,833)	(138,199,116)

Net cash provided by (used for) financing activities	(54,099,746)	(20,494,662)	(71,835,993)	(14,882,701)	10,325,251

Net increase (decrease) in unrestricted cash	37,606,415	17,676,730	(93,753,545)	34,657,030	(1,946,402)
Unrestricted cash at beginning of period	522,722,048	618,802,593	616,475,593	581,818,563	583,764,965

Unrestricted cash at end of period	560,328,463	636,479,323	522,722,048	616,475,593	581,818,563

The accompanying notes are an integral part of these financial statements.

Morgan Stanley Spectrum Currency L.P.

Schedules of Investments

June 30, 2008, Partnership Net Assets (Unaudited): $98,350,568

Futures and Forward Contracts	Long Unrealized Gain/(Loss)	Percentage of Net Assets	Short Unrealized Loss	Percentage of Net Assets	Net Unrealized Gain/(Loss)
	$	%	$	%	$
Foreign currency	2,626,296	2.67	(653,038)	(0.66)	1,973,258

Grand Total:	2,626,296	2.67	(653,038)	(0.66)	1,973,258

Unrealized Currency Gain					68,826

Total Net Unrealized Gain					2,042,084

	Fair Value	Percentage of Net Assets
	$	%
Options purchased on Futures Contracts	—	—
Options purchased on Forward Contracts	5,512	0.01
Options written on Futures Contracts	—	—
Options written on Forward Contracts	(123,927)	(0.13)

December 31, 2007, Partnership Net Assets: $107,327,744

Futures and Forward Contracts:	Long Unrealized Gain/(Loss)	Percentage of Net Assets	Short Unrealized Gain/(Loss)	Percentage of Net Assets	Net Unrealized Gain/(Loss)
	$	%	$	%	$
Foreign currency	(1,197,591)	(1.12)	(216,587)	(0.20)	(1,414,178)

Grand Total:	(1,197,591)	(1.12)	(216,587)	(0.20)	(1,414,178)

Unrealized Currency Gain					16,955

Total Net Unrealized Loss					(1,397,223)

	Fair Value	Percentage of Net Assets
	$	%
Options purchased on Futures Contracts	—	—
Options purchased on Forward Contracts	14,874	0.01
Options written on Futures Contracts	—	—
Options written on Forward Contracts	(370,766)	(0.35)

December 31, 2006, Partnership Net Assets: $163,049,336

Futures and Forward Contracts:	Long Unrealized Gain/(Loss)	Percentage of Net Assets	Short Unrealized Gain/(Loss)	Percentage of Net Assets	Net Unrealized Gain/(Loss)
	$	%	$	%	$
Foreign currency	1,858,967	1.14	2,675,066	1.64	4,534,033

Grand Total:	1,858,967	1.14	2,675,066	1.64	4,534,033

Unrealized Currency Gain/(Loss)					—

Total Net Unrealized Gain					4,534,033

The accompanying notes are an integral part of these financial statements.

Morgan Stanley Spectrum Global Balanced L.P.

Schedules of Investments

June 30, 2008, Partnership Net Assets (Unaudited): $31,841,122

Futures and Forward Contracts	Long Unrealized Gain/(Loss)	Percentage of Net Assets	Short Unrealized Gain/(Loss)	Percentage of Net Assets	Net Unrealized Gain/(Loss)
	$	%	$	%	$
Commodity	1,037,604	3.26	360,411	1.13	1,398,015
Equity	(37,646)	(0.12)	287,159	0.90	249,513
Foreign currency	134,952	0.43	(66,690)	(0.21)	68,262
Interest rate	1,219	—	223,207	0.70	224,426

Grand Total:	1,136,129	3.57	804,087	2.52	1,940,216

Unrealized Currency Gain					601,471

Total Net Unrealized Gain					2,541,687

	Fair Value	Percentage of Net Assets
	$	%
Options purchased on Futures Contracts	—	—
Options purchased on Forward Contracts	3,030	0.01
Options written on Futures Contracts	—	—
Options written on Forward Contracts	—	—

December 31, 2007, Partnership Net Assets: $34,911,510

Futures and Forward Contracts:	Long Unrealized Gain/(Loss)	Percentage of Net Assets	Short Unrealized Gain/(Loss)	Percentage of Net Assets	Net Unrealized Gain/(Loss)
	$	%	$	%	$
Commodity	470,579	1.35	(231,598)	(0.66)	238,981
Equity	39,676	0.11	14,086	0.04	53,762
Foreign currency	95,229	0.27	(81,613)	(0.23)	13,616
Interest rate	50,139	0.14	8,688	0.02	58,827

Grand Total:	655,623	1.87	(290,437)	(0.83)	365,189

Unrealized Currency Gain					590,705

Total Net Unrealized Gain					955,891

	Fair Value	Percentage of Net Assets
	$	%
Options purchased on Futures Contracts	—	—
Options purchased on Forward Contracts	3,970	0.01
Options written on Futures Contracts	—	—
Options written on Forward Contracts	—	—

December 31, 2006, Partnership Net Assets: $40,357,320

Futures and Forward Contracts:	Long Unrealized Gain/(Loss)	Percentage of Net Assets	Short Unrealized Gain/(Loss)	Percentage of Net Assets	Net Unrealized Gain/(Loss)
	$	%	$	%	$
Commodity	65,101	0.16	127,695	0.32	192,796
Equity	269,904	0.66	—	—	269,904
Foreign currency	(30,000)	(0.07)	(7,613)	(0.02)	(37,613)
Interest rate	(41,078)	(0.10)	371,009	0.92	329,931

Grand Total:	263,927	0.65	491,091	1.22	755,018

Unrealized Currency Gain					436,748

Total Net Unrealized Gain					1,191,766

The accompanying notes are an integral part of these financial statements.

Morgan Stanley Spectrum Select L.P.

Schedules of Investments

June 30, 2008, Partnership Net Assets (Unaudited): $601,117,145

Futures and Forward Contracts	Long Unrealized Gain/(Loss)	Percentage of Net Assets	Short Unrealized Gain/(Loss)	Percentage of Net Assets	Net Unrealized Gain/(Loss)
	$	%	$	%	$
Commodity	18,173,908	3.02	976,334	0.16	19,150,242
Equity	(380,688)	(0.06)	8,960,050	1.49	8,579,362
Foreign currency	3,715,562	0.62	(789,012)	(0.13)	2,926,550
Interest rate	(514,643)	(0.09)	5,673,171	0.95	5,158,528

Grand Total:	20,994,139	3.49	14,820,543	2.47	35,814,682

Unrealized Currency Loss					(67,419)

Total Net Unrealized Gain					35,747,263

	Fair Value	Percentage of Net Assets
	$	%
Options purchased on Futures Contracts	—	—
Options purchased on Forward Contracts	85,500	0.01
Options written on Futures Contracts	—	—
Options written on Forward Contracts	—	—

December 31, 2007, Partnership Net Assets: $523,178,555

Futures and Forward Contracts:	Long Unrealized Gain/(Loss)	Percentage of Net Assets	Short Unrealized Gain/(Loss)	Percentage of Net Assets	Net Unrealized Gain/(Loss)
	$	%	$	%	$
Commodity	7,709,875	1.47	(680,641)	(0.13)	7,029,234
Equity	217,470	0.04	753,313	0.14	970,783
Foreign currency	(2,792,089)	(0.53)	1,293,820	0.25	(1,498,269)
Interest rate	3,108,440	0.59	137,198	0.03	3,245,638

Grand Total:	8,243,696	1.57	1,503,690	0.29	9,747,386

Unrealized Currency Loss					(84,968)

Total Net Unrealized Gain					9,662,418

	Fair Value	Percentage of Net Assets
	$	%
Options purchased on Futures Contracts	—	—
Options purchased on Forward Contracts	324,788	0.06
Options written on Futures Contracts	—	—
Options written on Forward Contracts	—	—

December 31, 2006, Partnership Net Assets: $543,522,485

Futures and Forward Contracts:	Long Unrealized Gain/(Loss)	Percentage of Net Assets	Short Unrealized Gain/(Loss)	Percentage of Net Assets	Net Unrealized Gain/(Loss)
	$	%	$	%	$
Commodity	456,160	0.08	2,995,834	0.55	3,451,994
Equity	4,924,820	0.91	—	—	4,924,820
Foreign currency	(247,846)	(0.05)	2,552,915	0.47	2,305,069
Interest rate	(2,248,119)	(0.41)	4,585,113	0.84	2,336,994

Grand Total:	2,885,015	0.53	10,133,862	1.86	13,018,877

Unrealized Currency Loss					(1,057,266)

Total Net Unrealized Gain					11,961,611

The accompanying notes are an integral part of these financial statements.

Morgan Stanley Spectrum Strategic L.P.

Schedules of Investments

June 30, 2008, Partnership Net Assets (Unaudited): $220,924,152

Futures and Forward Contracts	Long Unrealized Gain/(Loss)	Percentage of Net Assets	Short Unrealized Gain/(Loss)	Percentage of Net Assets	Net Unrealized Gain/(Loss)
	$	%	$	%	$
Commodity	648,449	0.29	—	—	648,449
Equity	(124,975)	(0.06)	480,069	0.22	355,094
Foreign currency	43,123	0.02	(88,078)	(0.04)	(44,955)
Interest rate	475,465	0.22	363,620	0.16	839,085

Grand Total:	1,042,062	0.47	755,611	0.34	1,797,673

Unrealized Currency Loss					(830,334)

Total Net Unrealized Gain					967,339

	Fair Value	Percentage of Net Assets
	$	%
Options purchased on Futures Contracts	—	—
Options Purchased on Forward Contracts	687,786	0.31
Options written on Futures Contracts	—	—
Options written on Forward Contracts	(202,930)	(0.09)

December 31, 2007, Partnership Net Assets: $215,528,061

Futures and Forward Contracts:	Long Unrealized Gain/(Loss)	Percentage of Net Assets	Short Unrealized Gain/(Loss)	Percentage of Net Assets	Net Unrealized Gain/(Loss)
	$	%	$	%	$
Commodity	9,844,381	4.57	198,830	0.09	10,043,211
Equity	385,124	0.18	—	—	385,124
Foreign currency	(419,220)	(0.19)	(963,091)	(0.45)	(1,382,311)
Interest rate	1,106,823	0.51	(129,982)	(0.06)	976,841

Grand Total:	10,917,108	5.07	(894,243)	(0.42)	10,022,865

Unrealized Currency Loss					(129,856)

Total Net Unrealized Gain					9,893,009

	Fair Value	Percentage of Net Assets
	$	%
Options purchased on Futures Contracts	—	—
Options purchased on Forward Contracts	695,481	0.32
Options written on Futures Contracts	—	—
Options written on Forward Contracts	(314,263)	(0.15)

December 31, 2006, Partnership Net Assets: $209,477,064

Futures and Forward Contracts:	Long Unrealized Gain/(Loss)	Percentage of Net Assets		Short Unrealized Gain/(Loss)	Percentage of Net Assets	Net Unrealized Gain/(Loss)
	$	%		$	%	$
Commodity	12,301,068	5.87	*	738,811	0.35	13,039,879
Equity	1,533,728	0.73		(775)	—	1,532,953
Foreign currency	1,564,532	0.75		1,254,573	0.60	2,819,105
Interest rate	(773,724)	(0.37)		969,810	0.46	196,086

Grand Total:	14,625,604	6.98		2,962,419	1.41	17,588,023

Unrealized Currency Loss						(414,234)

Total Net Unrealized Gain						17,173,789

*	No single contract’s value exceeds 5% of Net Assets.

	Fair Value	Percentage of Net Assets
	$	%
Options purchased on Futures Contracts	—	—
Options purchased on Forward Contracts	1,279,240	0.61
Options written on Futures Contracts	—	—
Options written on Forward Contracts	(722,909)	(0.35)

The accompanying notes are an integral part of these financial statements.

Morgan Stanley Spectrum Technical L.P.

Schedules of Investments

June 30, 2008, Partnership Net Assets (Unaudited): $606,168,809

Futures and Forward Contracts	Long Unrealized Gain/(Loss)	Percentage of Net Assets	Short Unrealized Gain/(Loss)	Percentage of Net Assets	Net Unrealized Gain/(Loss)
	$	%	$	%	$
Commodity	11,469,839	1.89	121,681	0.02	11,591,520
Equity	(141,182)	(0.02)	10,991,342	1.81	10,850,160
Foreign currency	3,763,262	0.62	230,984	0.04	3,994,246
Interest rate	222,878	0.04	3,606,640	0.60	3,829,518

Grand Total:	15,314,797	2.53	14,950,647	2.47	30,265,444

Unrealized Currency Gain					2,863,010

Total Net Unrealized Gain					33,128,454

	Fair Value	Percentage of Net Assets
	$	%
Options purchased on Futures Contracts	—	—
Options purchased on Forward Contracts	50,559	0.01
Options written on Futures Contracts	—	—
Options written on Forward Contracts	(24,708)	—

December 31, 2007, Partnership Net Assets: $578,899,658

Futures and Forward Contracts:	Long Unrealized Gain/(Loss)	Percentage of Net Assets	Short Unrealized Gain/(Loss)	Percentage of Net Assets	Net Unrealized Gain/(Loss)
	$	%	$	%	$
Commodity	7,755,544	1.34	(145,413)	(0.02)	7,610,131
Equity	823,775	0.14	427,342	0.07	1,251,117
Foreign currency	(2,366,832)	(0.41)	(653,532)	(0.11)	(3,020,364)
Interest rate	1,669,779	0.29	(147,183)	(0.03)	1,522,596

Grand Total:	7,882,266	1.36	(518,786)	(0.09)	7,363,480

Unrealized Currency Gain					3,847,648

Total Net Unrealized Gain					11,211,128

	Fair Value	Percentage of Net Assets
	$	%
Options purchased on Futures Contracts	—	—
Options purchased on Forward Contracts	219,718	0.04
Options written on Futures Contracts	—	—
Options written on Forward Contracts	(96,035)	(0.02)

December 31, 2006, Partnership Net Assets: $756,820,958

Futures and Forward Contracts:	Long Unrealized Gain/(Loss)	Percentage of Net Assets	Short Unrealized Gain/(Loss)	Percentage of Net Assets	Net Unrealized Gain/(Loss)
	$	%	$	%	$
Commodity	1,502,376	0.20	2,066,014	0.27	3,568,390
Equity	7,860,426	1.04	—	—	7,860,426
Foreign currency	3,035,415	0.40	12,819,801	1.69	15,855,216
Interest rate	(6,358,278)	(0.84)	16,042,982	2.12	9,684,704

Grand Total:	6,039,939	0.80	30,928,797	4.08	36,968,736

Unrealized Currency Loss					(5,189,259)

Total Net Unrealized Gain					31,779,477

	Fair Value	Percentage of Net Assets
	$	%
Options purchased on Futures Contracts	—	—
Options purchased on Forward Contracts	173,647	0.02
Options written on Futures Contracts	—	—
Options written on Forward Contracts	(71,661)	(0.01)

The accompanying notes are an integral part of these financial statements.

MORGAN STANLEY SPECTRUM SERIES

NOTES TO FINANCIAL STATEMENTS

(Information with respect to 2008 is Unaudited)

1.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization. Morgan Stanley Spectrum Currency L.P. (“Spectrum Currency”), Morgan Stanley Spectrum Global Balanced L.P. (“Spectrum Global Balanced”), Morgan Stanley Spectrum Select L.P. (“Spectrum Select”), Morgan Stanley Spectrum Strategic L.P. (“Spectrum Strategic”), and Morgan Stanley Spectrum Technical L.P. (“Spectrum Technical”) (individually, a “Partnership”, or collectively, the “Partnerships”), are limited partnerships organized to engage primarily in the speculative trading of futures contracts, options on futures and forward contracts, and forward contracts on physical commodities and other commodity interests, including, but not limited to, foreign currencies, financial instruments, metals, energy, and agricultural products (collectively, “Futures Interests”).

The Partnerships may buy or write put and call options through listed exchanges and the over-the-counter market. The buyer has the right to purchase (in the case of a call option) or sell (in the case of a put option) a specified quantity of a specific Futures Interest or underlying asset at a specified price prior to or on a specified expiration date. The writer of an option is exposed to the risk of loss if the market price of the underlying asset declines (in the case of a put option) or increases (in the case of a call option). The writer of an option can never profit by more than the premium paid by the buyer but can lose an unlimited amount.

Premiums received/proceeds paid from writing/purchasing options are recorded as liabilities/assets on the Statements of Financial Condition and are subsequently adjusted to current values. The difference between the current value of an option and the premium received/proceeds paid is treated as an unrealized gain or loss.

The general partner of each Partnership is Demeter Management Corporation (“Demeter”). The commodity brokers for Spectrum Global Balanced, Spectrum Select, Spectrum Strategic, and Spectrum Technical are Morgan Stanley & Co. Incorporated (“MS&Co.”) and Morgan Stanley & Co. International plc (“MSIP”). Spectrum Currency’s commodity broker is MS&Co. MS&Co. acts as the counterparty on all trading of foreign currency forward contracts. Morgan Stanley Capital Group Inc. (“MSCG”) acts as the counterparty on all trading of options on foreign currency forward contracts. Demeter, MS&Co., MSIP, and MSCG are wholly-owned subsidiaries of Morgan Stanley.

On January 1, 2008, the portion of Spectrum Strategic’s assets which are managed by Blenheim Capital Management, L.L.C. (“Blenheim”) were initially invested as capital in Morgan Stanley Managed Futures BHM I, LLC (“BHM I, LLC” or the “Trading Company”). BHM I, LLC was formed in order to permit commodity pools operated by Demeter and managed by Blenheim to invest together in one trading vehicle and promote efficiency and economy in the trading process. Demeter is the trading manager of BHM I, LLC. Spectrum Strategic’s allocation to Blenheim is effected by investing substantially all of the capital that is allocated to Blenheim in the Trading Company. There is no change to the investors as a result of the investment in BHM I, LLC as all the fees are all calculated at the Spectrum Strategic level.

Effective February 29, 2008, Demeter terminated the management agreements with Cornerstone Quantitative Investment Group Inc.

Effective March 1, 2008, the estimated percentage of net assets allocated to each trading advisor of Spectrum Global Balanced were as follows: SSARIS Advisors, LLC (33.34%); Altis Partners (Jersey) Limited (33.33%); and C-View International Limited (33.33%).

Effective March 1, 2008, the estimated percentage of net assets allocated to each trading advisor of Spectrum Strategic were as follows: Blenheim Capital Management, L.L.C. (52.50%); Eclipse Capital Management Limited (27.50%); and FX Concepts Trading Advisor, Inc. (20%).

On April 1, 2007, Morgan Stanley merged Morgan Stanley DW Inc. (“Morgan Stanley DW”) into MS&Co. Upon completion of the merger, the surviving entity, MS&Co., became the Partnerships’ principal U.S. commodity broker-dealer.

MORGAN STANLEY SPECTRUM SERIES

NOTES TO FINANCIAL STATEMENTS (Continued)

(Information with respect to 2008 is Unaudited)

On April 13, 2007, Morgan Stanley & Co. International Limited changed its name to Morgan Stanley & Co. International plc.

Demeter is required to maintain a 1% minimum interest in the equity of each Partnership and income (losses) are shared by Demeter and the limited partners based upon their proportional ownership interests.

Use of Estimates. The financial statements are prepared in accordance with accounting principles generally accepted in the United States of America, which require management to make estimates and assumptions that affect the reported amounts in the financial statements and related disclosures. Management believes that the estimates utilized in the preparation of the financial statements are prudent and reasonable. Actual results could differ from those estimates.

Revenue Recognition. Futures Interests are open commitments until settlement date, at which time they are realized. They are valued at market on a daily basis and the resulting net change in unrealized gains and losses is reflected in the change in unrealized trading profit (loss) on open contracts from one period to the next on the Statements of Operations. Monthly, MS&Co. pays each Partnership interest income at a rate equal to the monthly average of the 4-week U.S. Treasury bill discount rate during such month on 80% of the funds on deposit with the commodity brokers at each month-end in the case of Spectrum Currency, Spectrum Select, Spectrum Strategic, and Spectrum Technical, and on 100% in the case of Spectrum Global Balanced. For purposes of such interest payments, Net Assets do not include monies owed to the Partnerships on Futures Interests.

The Partnerships’ functional currency is the U.S. dollar; however, the Partnerships may transact business in currencies other than the U.S. dollar. Assets and liabilities denominated in currencies other than the U.S. dollar are translated into U.S. dollars at the rates in effect at the date of the Statements of Financial Condition. Income and expense items denominated in currencies other than the U.S. dollar are translated into U.S. dollars at the rates in effect during the period. Gains and losses resulting from the translation to U.S. dollars are reported in income currently.

Net Income (Loss) per Unit. Net income (loss) per unit of limited partnership interest (“Unit(s)”) is computed using the weighted average number of Units outstanding during the period.

New Accounting Developments. In July 2006, the Financial Accounting Standards Board (“FASB”) issued Interpretation No. 48, “Accounting for Uncertainty in Income Taxes—an interpretation of FASB Statement 109” (“FIN 48”). FIN 48 clarifies the accounting for income taxes by prescribing the minimum recognition threshold a tax position must meet before being recognized in the financial statements. FIN 48 became effective for the Partnerships as of January 1, 2007. The Partnerships have determined that the adoption of FIN 48 did not have a material impact on the Partnerships’ financial statements. The Partnerships file U.S. federal and state tax returns. The 2004 through 2007 tax years generally remain subject to examination by U.S. federal and most state tax authorities.

In September 2006, the FASB issued Statement of Financial Accounting Standards No. 157, “Fair Value Measurements” (“SFAS No. 157”).

SFAS 157 requires use of a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value into three levels: Level 1—quoted market prices in active markets for identical assets and liabilities; Level 2—inputs other than quoted market prices that are observable for the asset or liability, either directly or indirectly (including quoted prices for similar investments, interest rates, credit risk); and Level 3—unobservable inputs for the asset or liability (including the Partnerships’ own assumptions used in determining the fair value of investments).

Demeter evaluated the impact of adopting SFAS 157 on the Partnerships’ financial statements. The Partnerships adopted SFAS 157 as of January 1, 2008. Based on the Partnerships’ analysis, the effect of applying SFAS 157 to the investments included in the financial statements does not have a material impact on the Partnerships’ financial statements.

MORGAN STANLEY SPECTRUM SERIES

NOTES TO FINANCIAL STATEMENTS (Continued)

(Information with respect to 2008 is Unaudited)

The following tables summarize the valuation of each Partnership’s investments by the above SFAS 157 fair value hierarchy as of June 30, 2008:

Spectrum Currency

	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Total
Assets
Unrealized gain on open contracts	n/a	$2,042,084	n/a	$2,042,084
Options purchased	n/a	$5,512	n/a	$5,512

Liabilities
Options written	n/a	$123,927	n/a	$123,927

Spectrum Global Balanced

	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Total
Assets
Unrealized gain on open contracts	$2,532,063	$9,624	n/a	$2,541,687
Options purchased	—	$3,030	n/a	$3,030

Spectrum Select

	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Total
Assets
Unrealized gain on open contracts	$33,319,208	$2,428,055	n/a	$35,747,263
Options purchased	—	$85,500	n/a	$85,500

Spectrum Strategic

	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Total
Assets
Investment in BHM I, LLC	—	—	$120,763,918	$120,763,918
Unrealized gain (loss) on open contracts	$1,176,776	$(209,437)	n/a	$967,339
Options purchased	—	$687,786	n/a	$687,786

Liabilities
Options written	—	$202,930	n/a	$202,930

Effective January 1, 2008, Spectrum Strategic invested a portion of its assets in BHM I, LLC (the “Trading Company”). Spectrum Strategic’s investment in the Trading Company represents approximately 54.66% of the net asset value of Spectrum Strategic.

Summarized information for Spectrum Strategic’s investment in the Trading Company as of June 30, 2008 is as follows:

	Fair Market Value January 1, 2008	Purchases	Sales	Net change in unrealized appreciation	Fair Market Value June 30, 2008
BHM I, LLC	$89,554,108	$10,076,975	$(7,477,646)	$28,610,481	$120,763,918

MORGAN STANLEY SPECTRUM SERIES

NOTES TO FINANCIAL STATEMENTS (Continued)

(Information with respect to 2008 is Unaudited)

Spectrum Technical

	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Total
Assets
Unrealized gain on open contracts	$31,775,073	$1,353,381	n/a	$33,128,454
Options purchased	—	$50,559	n/a	$50,559

Liabilities
Options written	—	$24,708	n/a	$24,708

In March 2008, the FASB issued SFAS No. 161, Disclosures about Derivative Instruments and Hedging Activities (“SFAS 161”). SFAS 161 is intended to improve financial reporting about derivative instruments and hedging activities by requiring enhanced disclosures to enable investors to better understand how those instruments and activities are accounted for; how and why they are used; and their effects on a Partnership’s financial position, financial performance, and cash flows. SFAS 161 is effective for financial statements issued for fiscal years beginning after November 15, 2008, and interim periods within those fiscal years. The Partnerships are currently evaluating the impact that the adoption of SFAS No. 161 will have on their financial statement disclosures.

Trading Equity. The Partnerships’ asset “Trading Equity,” reflected on the Statements of Financial Condition, consists of (A) cash on deposit with MS&Co. and MSIP for Spectrum Global Balanced, Spectrum Select, Spectrum Strategic, and Spectrum Technical, and with MS&Co. for Spectrum Currency, to be used as margin for trading; (B) net unrealized gains or losses on futures and forward contracts, which are valued at market and calculated as the difference between original contract value and market value; and for Partnerships which trade in options, (C) options purchased at fair value. Options written at fair value are recorded in Liabilities.

The Partnerships, in their normal course of business, enter into various contracts with MS&Co. and MSIP acting as their commodity brokers. Pursuant to brokerage agreements with MS&Co. and MSIP, to the extent that such trading results in unrealized gains or losses, these amounts are offset and reported on a net basis on the Partnerships’ Statements of Financial Condition.

The Partnerships have offset the fair value amounts recognized for forward contracts executed with the same counterparty as allowable under the terms of their master netting agreement with MS&Co., as the counterparty on such contracts. The Partnerships have consistently applied their right to offset.

Brokerage and Related Transaction Fees and Costs. The brokerage fees for Spectrum Currency and Spectrum Global Balanced are accrued at a flat monthly rate of 1/12 of 4.6% (a 4.6% annual rate) of Net Assets as of the first day of each month.

Brokerage fees for Spectrum Select, Spectrum Strategic, and Spectrum Technical are currently accrued at a flat monthly rate of 1/12 of 6.0% (a 6.0% annual rate) of Net Assets as of the first day of each month.

Effective July 1, 2005, brokerage fees for Spectrum Select, Spectrum Strategic, and Spectrum Technical were reduced from 1/12 of 7.25% (a 7.25% annual rate) to 1/12 of 6.0% (a 6.0% annual rate) of Net Assets as of the first day of each month.

Such brokerage fees currently cover all brokerage fees, transaction fees and costs, and ordinary administrative and continuing offering expenses.

Operating Expenses. The Partnerships incur monthly management fees and may incur incentive fees. All common administrative and continuing offering expenses including legal, auditing, accounting, filing fees, and other related expenses are borne by MS&Co. through the brokerage fees paid by the Partnerships.

Continuing Offering. Units of each Partnership are offered at a price equal to 100% of the Net Asset Value per Unit as of the close of business on the last day of each month. No selling commissions or charges related to the continuing offering of Units are paid by the limited partners or the Partnerships. MS&Co. pays all such costs.

Redemptions. Limited partners may redeem some or all of their Units at 100% of the Net Asset Value per Unit as of the end of the last day of any month that is at least six months after the closing at which a person

MORGAN STANLEY SPECTRUM SERIES

NOTES TO FINANCIAL STATEMENTS (Continued)

(Information with respect to 2008 is Unaudited)

first becomes a limited partner. The Request for Redemption must be delivered to a limited partner’s local Morgan Stanley Branch Office in time for it to be forwarded and received by Demeter, no later than 3:00 p.m., New York City time, on the last day of the month in which the redemption is to be effective. Redemptions must be made in whole Units, in a minimum amount of 50 Units required for each redemption, unless a limited partner is redeeming his entire interest in a Partnership.

Units redeemed on or prior to the last day of the twelfth month from the date of purchase will be subject to a redemption charge equal to 2% of the Net Asset Value of a Unit on the Redemption Date. Units redeemed after the last day of the twelfth month and on or prior to the last day of the twenty-fourth month from the date of purchase will be subject to a redemption charge equal to 1% of the Net Asset Value of a Unit on the Redemption Date. Units redeemed after the last day of the twenty-fourth month from the date of purchase will not be subject to a redemption charge. The foregoing redemption charges are paid to MS&Co.

Exchanges. On the last day of the first month which occurs more than six months after a person first becomes a limited partner in any of the Partnerships, and at the end of each month thereafter, limited partners may exchange their Units among the Partnerships (subject to certain restrictions outlined in the Limited Partnership Agreements) without paying additional charges.

Distributions. Distributions, other than redemptions of Units, are made on a pro-rata basis at the sole discretion of Demeter. No distributions have been made to date. Demeter does not intend to make any distributions of the Partnerships’ profits.

Income Taxes. No provision for income taxes has been made in the accompanying financial statements, as partners are individually responsible for reporting income or loss based upon their respective share of each Partnership’s revenues and expenses for income tax purposes.

Dissolution of the Partnerships. Spectrum Currency, Spectrum Global Balanced, Spectrum Strategic, and Spectrum Technical will terminate on December 31, 2035, and Spectrum Select will terminate on December 31, 2025, regardless of financial condition at such time, or at an earlier date if certain conditions occur as defined in each Partnership’s Limited Partnership Agreement.

Litigation Settlement. Spectrum Global Balanced, Spectrum Select, Spectrum Strategic, and Spectrum Technical received notification of a preliminary entitlement to payment from the Sumitomo Copper Litigation Settlement Administrator, and each Partnership received a settlement award payment in the amount of $2,230, $85,000, $454, and $4,209, respectively, during November 2005. Any amounts received are accounted for in the period received, for the benefit of the limited partners at the date of receipt.

Restricted and Unrestricted Cash. As reflected on the Partnerships’ Statements of Financial Condition, restricted cash equals the cash portion of assets on deposit to meet margin requirements plus the cash required to offset unrealized losses on foreign currency forwards and options and offset losses on offset London Metal Exchange positions. All of these amounts are maintained separately. Cash that is not classified as restricted cash is therefore classified as unrestricted cash.

Reclassifications. Certain 2006 amounts relating to cash balances were reclassified on the Statements of Financial Condition and Cash Flows to conform to 2008 and 2007 presentation. Certain 2006 amounts relating to options were reclassified on the Statements of Financial Condition, Statements of Cash Flows and Condensed Schedules of Investments to conform to 2008 and 2007 presentation. Certain prior year amounts on the Statements of Operations were reclassified to confirm to 2008 presentation. Such reclassifications have no impact on the Partnerships’ reported net income (loss).

2.    RELATED PARTY TRANSACTIONS

Each Partnership pays brokerage fees to MS&Co. (Morgan Stanley DW through March 31, 2007) as described in Note 1. Spectrum Global Balanced, Spectrum Select, Spectrum Strategic, and Spectrum Technical’s cash is on deposit with Morgan Stanley DW (through March 31, 2007), MS&Co., and MSIP, and Spectrum Currency’s cash is on deposit with Morgan Stanley DW (through March 31, 2007) and MS&Co., in futures interests trading accounts to meet margin requirements as needed. MS&Co. (Morgan Stanley DW through March 31, 2007) pays interest on these funds as described in Note 1.

MORGAN STANLEY SPECTRUM SERIES

NOTES TO FINANCIAL STATEMENTS (Continued)

(Information with respect to 2008 is Unaudited)

3.    TRADING ADVISORS

Demeter, on behalf of each Partnership, retains certain commodity trading advisors to make all trading decisions for the Partnerships. The trading advisors for each Partnership at June 30, 2008 were as follows:

Morgan Stanley Spectrum Currency L.P.

John W. Henry & Company, Inc. (“JWH”)

Sunrise Capital Partners, LLC (“Sunrise”)

C-View International Limited (“C-View”),

effective December 1, 2007

DKR Fusion Management L.P. (“DKR”),

effective December 1, 2007

FX Concepts Trading Advisor, Inc. (“FX Concepts”),

effective December 1, 2007

Morgan Stanley Spectrum Global Balanced L.P.

SSARIS Advisors, LLC (“SSARIS”)

Altis Partners (Jersey) Limited (“Altis”),

effective December 1, 2007

C-View International Limited,

effective December 1, 2007

Cornerstone Quantitative Investment Group, Inc.

(“Cornerstone”), effective December 1, 2007, through February 29, 2008

Morgan Stanley Spectrum Select L.P.

EMC Capital Management, Inc. (“EMC”)

Northfield Trading L.P. (“Northfield”)

Rabar Market Research, Inc. (“Rabar”)

Sunrise Capital Management, Inc.

Graham Capital Management, L.P. (“Graham”)

Altis Partners (Jersey) Limited, effective December 1, 2007

Morgan Stanley Spectrum Strategic L.P.

Blenheim Capital Management, L.L.C. (“Blenheim”)

Eclipse Capital Management, Inc. (“Eclipse”)

FX Concepts Trading Advisor, Inc.

Cornerstone, effective December 1, 2007, through February 29, 2008

Morgan Stanley Spectrum Technical L.P.

Campbell & Company, Inc. (“Campbell”)

Chesapeake Capital Corporation (“Chesapeake”)

John W. Henry & Company, Inc.

Winton Capital Management Limited (“Winton”)

Aspect Capital Limited (“Aspect”),

effective December 1, 2007

Rotella Capital Management, Inc. (“Rotella”),

effective December 1, 2007

Compensation to the trading advisors by the Partnerships consists of a management fee and an incentive fee as follows:

Management Fee. The management fee for Spectrum Currency is accrued at a rate of 1/6 of 1% per month of Net Assets allocated to each trading advisor on the first day of each month (a 2% annual rate).

The management fee for Spectrum Global Balanced is accrued at a rate of 5/48 of 1% per month of Net Assets allocated to SSARIS on the first day of each month (a 1.25% annual rate), 1/12 of 1.75% per month of Net Assets allocated to Altis on the first day of each month (a 1.75% annual rate), and  1/6 of 1% per month of Net Assets

MORGAN STANLEY SPECTRUM SERIES

NOTES TO FINANCIAL STATEMENTS (Continued)

(Information with respect to 2008 is Unaudited)

allocated to C-View on the first day of each month (a 2% annual rate).
The management fee was accrued at a rate of  1/12 of 1% per month of Net Assets allocated to Cornerstone on the first day of each month (a 1% annual rate).

Effective August 1, 2008, the management fee for Spectrum Global Balanced is accrued at a rate of 1/12 of 1.25% per month of Net Assets allocated to Altis on the first day of each month (a 1.25% annual rate). Prior to August 1, 2008, Spectrum Global Balanced paid Altis a monthly management fee equal to 1/12 of 1.75% of Net Assets allocated to Altis on the first day of each month (a 1.75% annual rate).

The management fee for Spectrum Select is accrued at a rate of 1/12 of 1.75% per month of Net Assets allocated to Altis on the first day of each month (a 1.75% annual rate), 1/6 of 1% per month of Net Assets allocated to Graham on the first day of each month (a 2% annual rate), 5/24 of 1% per month of Net Assets allocated to EMC and Rabar on the first day of each month (a 2.5% annual rate), and 1/4 of 1% per month of Net Assets allocated to Northfield and Sunrise on the first day of each month (a 3% annual rate).

Effective August 1, 2008, the management fee for Spectrum Select is accrued at a rate of 1/12 of 1.25% per month of Net Assets allocated to Altis on the first day of each month (a 1.25% annual rate). Prior to August 1, 2008, Spectrum Select paid Altis a monthly management fee equal to 1/12 of 1.75% of Net Assets allocated to Altis on the first day of each month (a 1.75% annual rate).

The management fee for Spectrum Strategic is accrued at a rate of 1/6 of 1% per month of Net Assets allocated to FX Concepts on the first day of each month (a 2% annual rate), and 1/4 of 1% per month of Net Assets allocated to Blenheim and Eclipse on the first day of each month (a 3% annual rate). The management fee was accrued at a rate of  1/ 12 of 1% per month of Net Assets allocated to Cornerstone on the first day of each month (a 1% annual rate).

The management fee for Spectrum Technical is accrued at a rate of 1/6 of 1% per month of Net Assets allocated to Aspect, Chesapeake, JWH, Rotella, and Winton on the first day of each month (a 2% annual rate), and 1/4 of 1% per month of Net Assets allocated to Campbell on the first day of each month (a 3% annual rate).

For the period of September 1, 2007, through December 31, 2007, Chesapeake waived the management fee it received from Spectrums Technical. Effective January 1, 2008, Spectrum Technical pays Chesapeake a monthly management fee equal to 1/6 of 1% of its Net Assets allocated to Chesapeake on the first day of each month (a 2% annual rate). Prior to September 1, 2007, Spectrum Technical paid Chesapeake a monthly management fee equal to 1/4 of 1% of its Net Assets allocated to Chesapeake on the first day of each month (a 3% annual rate).

Incentive Fee. Spectrum Currency pays a monthly incentive fee equal to 20% of the trading profits experienced with respect to each trading advisor’s allocated Net Assets as of the end of each calendar month.

Spectrum Global Balanced pays a monthly incentive fee equal to 15% of the trading profits experienced with respect to the Net Assets allocated to SSARIS as of the end of each calendar month, and 20% of the trading profits experienced with respect to the Net Assets allocated to Altis, C-View, and through February 29, 2008, to Cornerstone as of the end of each calendar month.

Spectrum Select pays a monthly incentive fee equal to 15% of the trading profits experienced with respect to the Net Assets allocated to Northfield and Sunrise as of the end of each calendar month, 17.5% of the trading profits experienced with respect to the Net Assets allocated to EMC and Rabar as of the end of each calendar month, and 20% of the trading profits experienced with respect to the Net Assets allocated to Altis and Graham as of the end of each calendar month.

Spectrum Strategic pays a monthly incentive fee equal to 15% of the trading profits experienced with respect to the Net Assets allocated to Blenheim and Eclipse as of the end of each calendar month, and 20% of the trading profits experienced with respect to the Net Assets allocated to FX Concepts, and through February 29, 2008, to Cornerstone as of the end of each calendar month.

MORGAN STANLEY SPECTRUM SERIES

NOTES TO FINANCIAL STATEMENTS (Continued)

(Information with respect to 2008 is Unaudited)

Spectrum Technical pays a monthly incentive fee equal to 19% of the trading profits experienced with respect to the Net Assets allocated to Chesapeake as of the end of each calendar month, and 20% of the trading profits experienced with respect to the Net Assets allocated to each of Aspect, Campbell, JWH, Rotella, and Winton as of the end of each calendar month
.

Trading profits represent the amount by which profits from futures, forwards, and options trading exceed losses after brokerage and management fees are deducted.

For all trading advisors with trading losses, no incentive fee is paid in subsequent months until all such losses are recovered. Cumulative trading losses are adjusted on a pro-rata basis for the net amount of each month’s subscriptions and redemptions.

4.    FINANCIAL INSTRUMENTS

The Partnerships trade Futures Interests. Futures and forwards represent contracts for delayed delivery of an instrument at a specified date and price. Risk arises from changes in the value of these contracts and the potential inability of counterparties to perform under the terms of the contracts. There are numerous factors which may significantly influence the market value of these contracts, including interest rate volatility.

The market value of exchange-traded contracts is based on the settlement price quoted by the exchange on the day with respect to which market value is being determined. If an exchange-traded contract could not have been liquidated on such day due to the operation of daily limits or other rules of the exchange, the settlement price shall be the settlement price on the first subsequent day on which the contract could be liquidated. The market value of off-exchange-traded contracts is based on the fair market value quoted by the counterparty.

The Partnerships’ contracts are accounted for on a trade-date basis and marked to market on a daily basis. Each Partnership accounts for its derivative investments in accordance with the provisions of Statement of Financial Accounting Standards No. 133, “Accounting for Derivative Instruments and Hedging Activities” (“SFAS No. 133”). SFAS No. 133 defines a derivative as a financial instrument or other contract that has all three of the following characteristics:

(1)	One or more underlying notional amounts or payment provisions;

(2)	Requires no initial net investment or a smaller initial net investment than would be required relative to changes in market factors;

(3)	Terms require or permit net settlement.

Generally, derivatives include futures, forward, swap or options contracts, and other financial instruments with similar characteristics such as caps, floors, and collars.

The net unrealized gains (losses) on open contracts, reported as a component of “Trading Equity” on the Statements of Financial Condition, and their longest contract maturities were as follows:

Spectrum Currency

	Net Unrealized Gains/(Losses) on Open Contracts			Longest Maturities
Date	Exchange- Traded	Off- Exchange- Traded	Total	Exchange- Traded	Off- Exchange- Traded
	$	$	$
Jun. 30, 2008	—	2,042,084	2,042,084	—	Sep. 2008
Dec. 31, 2007	—	(1,397,223)	(1,397,223)	—	Mar. 2008
Dec. 31, 2006	—	4,534,033	4,534,033	—	Mar. 2007

MORGAN STANLEY SPECTRUM SERIES

NOTES TO FINANCIAL STATEMENTS (Continued)

(Information with respect to 2008 is Unaudited)

Spectrum Global Balanced

	Net Unrealized Gains on Open Contracts			Longest Maturities
Date	Exchange- Traded	Off- Exchange- Traded	Total	Exchange- Traded	Off- Exchange- Traded
	$	$	$
Jun. 30, 2008	2,532,063	9,624	2,541,687	Mar. 2010	Sep. 2008
Dec. 31, 2007	898,616	57,275	955,891	Jun. 2009	Mar. 2008
Dec. 31, 2006	1,191,766	—	1,191,766	Jun. 2007	—

Spectrum Select

	Net Unrealized Gains/(Losses) on Open Contracts			Longest Maturities
Date	Exchange- Traded	Off- Exchange- Traded	Total	Exchange- Traded	Off- Exchange- Traded
	$	$	$
Jun. 30, 2008	33,319,208	2,428,055	35,747,263	Mar. 2010	Sep. 2008
Dec. 31, 2007	10,327,936	(665,518)	9,662,418	Jun. 2009	Mar. 2008
Dec. 31, 2006	10,738,293	1,223,318	11,961,611	Jun. 2008	Mar. 2007

Spectrum Strategic

	Net Unrealized Gains/(Losses) on Open Contracts			Longest Maturities
Date	Exchange- Traded	Off- Exchange- Traded	Total	Exchange- Traded	Off- Exchange- Traded
	$	$	$
Jun. 30, 2008	1,176,776	(209,437)	967,339	Dec. 2008	Sep. 2008
Dec. 31, 2007	11,568,520	(1,675,511)	9,893,009	Dec. 2011	Nov. 2008
Dec. 31, 2006	14,385,914	2,787,875	17,173,789	Dec. 2008	May 2007

Spectrum Technical

	Net Unrealized Gains/(Losses) on Open Contracts			Longest Maturities
Date	Exchange- Traded	Off- Exchange- Traded	Total	Exchange- Traded	Off- Exchange- Traded
	$	$	$
Jun. 30, 2008	31,775,073	1,353,381	33,128,454	Dec. 2010	Sep. 2008
Dec. 31, 2007	14,510,132	(3,299,004)	11,211,128	Jun. 2010	Mar. 2008
Dec. 31, 2006	21,882,280	9,897,197	31,779,477	Jun. 2008	Mar. 2007

The Partnerships have credit risk associated with counterparty nonperformance. As of the date of the financial statements, the credit risk associated with the instruments in which the Partnerships trade is limited to the amounts reflected in the Partnerships’ Statements of Financial Condition.

The Partnerships also have credit risk because MS&Co., MSIP, and/or MSCG act as the futures commission merchants or the counterparties, with respect to most of the Partnerships’ assets. Exchange-traded futures, exchange-traded forward, and exchange-traded futures-styled options contracts are marked to market on a daily basis, with variations in value settled on a daily basis. MS&Co. and MSIP, each as a futures commission merchant for each Partnership’s exchange-traded futures, exchange-traded forward, and exchange-traded futures-styled options contracts, are required, pursuant to regulations of the Commodity Futures Trading Commission, to segregate from their own assets, and for the sole benefit of their commodity customers, all funds held by them with respect to exchange-traded futures, exchange-traded forward, and exchange-traded

MORGAN STANLEY SPECTRUM SERIES

NOTES TO FINANCIAL STATEMENTS (Continued)

(Information with respect to 2008 is Unaudited)

futures-styled options contracts, including an amount equal to the net unrealized gains (losses) on all open exchange-traded futures, exchange-traded forward, and exchange-traded futures-styled options contracts, which funds, in the aggregate, totaled at June 30, 2008, December 31, 2007 and 2006 respectively, $32,558,840, $35,308,073 and $41,074,269 for Spectrum Global Balanced, $613,206,738, $530,127,958 and $547,628,371 for Spectrum Select, $101,083,580, $217,469,564 and $207,475,683 for Spectrum Strategic, and $623,871,936, $592,593,582 and $754,305,305 for Spectrum Technical. With respect to each Partnership’s off-exchange-traded forward currency contracts and forward currency options contracts, there are no daily settlements of variation in value, nor is there any requirement that an amount equal to the net unrealized gains (losses) on such contracts be segregated. However, each Partnership is required to meet margin requirements equal to the net unrealized loss on open forward currency contracts in each Partnership’s accounts with the counterparty, which is accomplished by daily maintenance of the cash balance in a custody account held at MS&Co. With respect to those off-exchange-traded forward currency contracts, the Partnerships are at risk to the ability of MS&Co., the sole counterparty on all such contracts, to perform. With respect to those off-exchange-traded forward currency options contracts, the Partnerships are at risk to the ability of MSCG, the sole counterparty on all such contracts, to perform. Each Partnership has a netting agreement with each counterparty. These agreements, which seek to reduce both the Partnerships’ and the counterparties’ exposure on off-exchange-traded forward currency contracts, should materially decrease the Partnerships’ credit risk in the event of MS&Co.’s or MSCG’s bankruptcy or insolvency.

5.     FINANCIAL HIGHLIGHTS

Spectrum Currency

PER UNIT OPERATING PERFORMANCE:

	2007	2006	2005
NET ASSET VALUE, JANUARY 1:	$11.38	$11.78	$14.41

NET OPERATING RESULTS:
Interest Income	0.38	0.41	0.28
Expenses	(0.72)	(0.73)	(0.82)
Realized Profit (Loss)(1)	(0.73)	0.02	(1.54)
Unrealized Loss	(0.47)	(0.10)	(0.55)

Net Loss	(1.54)	(0.40)	(2.63)

NET ASSET VALUE, DECEMBER 31:	$9.84	$11.38	$11.78

FOR THE CALENDAR YEAR:

RATIOS TO AVERAGE NET ASSETS:
Net Investment Loss	(3.2)%	(2.9)%	(4.4)%
Expenses before Incentive Fees	6.8%	6.7%	6.8%
Expenses after Incentive Fees	6.8%	6.7%	6.8%
Net Loss	(14.8)%	(4.9)%	(21.4)%

TOTAL RETURN BEFORE INCENTIVE FEES	(13.5)%	(3.4)%	(18.3)%
TOTAL RETURN AFTER INCENTIVE FEES	(13.5)%	(3.4)%	(18.3)%

INCEPTION-TO-DATE RETURN	(1.6)%
COMPOUND ANNUALIZED RETURN	(0.2)%

MORGAN STANLEY SPECTRUM SERIES

NOTES TO FINANCIAL STATEMENTS (Continued)

(Information with respect to 2008 is Unaudited)

Spectrum Global Balanced

PER UNIT OPERATING PERFORMANCE:

	2007	2006	2005
NET ASSET VALUE, JANUARY 1:	$15.60	$15.23	$14.61

NET OPERATING RESULTS:
Interest Income	0.71	0.74	0.43
Expenses	(0.92)	(0.91)	(0.85)
Realized Profit(1)	0.34	0.33	1.11
Unrealized Profit (Loss)	(0.10)	0.21	(0.07)
Proceeds from Litigation Settlement	—	—	0.00

Net Income	0.03	0.37	0.62

NET ASSET VALUE, DECEMBER 31:	$15.63	$15.60	$15.23

FOR THE CALENDAR YEAR:

RATIOS TO AVERAGE NET ASSETS:
Net Investment Loss	(1.3)%	(1.1)%	(2.9)%
Expenses before Incentive Fees	5.9%	5.9%	5.9%
Expenses after Incentive Fees	5.9%	5.9%	5.9%
Net Income	0.1%	2.5%	3.9%

TOTAL RETURN BEFORE INCENTIVE FEES	0.2%	2.4%	4.2%
TOTAL RETURN AFTER INCENTIVE FEES	0.2%	2.4%	4.2%

INCEPTION-TO-DATE RETURN	56.3%
COMPOUND ANNUALIZED RETURN	3.5%

Spectrum Select

PER UNIT OPERATING PERFORMANCE:

	2007	2006	2005
NET ASSET VALUE, JANUARY 1:	$29.06	$27.45	$28.88

NET OPERATING RESULTS:
Interest Income	1.05	1.08	0.63
Expenses	(2.59)	(2.54)	(2.54)
Realized Profit(1)	3.85	3.40	0.33
Unrealized Profit (Loss)	(0.13)	(0.33)	0.15
Proceeds from Litigation Settlement	—	—	0.00

Net Income (Loss)	2.18	1.61	(1.43)

NET ASSET VALUE, DECEMBER 31:	$31.24	$29.06	$27.45

FOR THE CALENDAR YEAR:

RATIOS TO AVERAGE NET ASSETS:
Net Investment Loss	(5.3)%	(5.0)%	(7.2)%
Expenses before Incentive Fees	8.6%	8.8%	9.5%
Expenses after Incentive Fees	8.8%	8.8%	9.5%
Net Income (Loss)	7.2%	5.7%	(5.3)%

TOTAL RETURN BEFORE INCENTIVE FEES	7.7%	5.9%	(5.0)%
TOTAL RETURN AFTER INCENTIVE FEES	7.5%	5.9%	(5.0)%

INCEPTION-TO-DATE RETURN	212.4%
COMPOUND ANNUALIZED RETURN	7.2%

MORGAN STANLEY SPECTRUM SERIES

NOTES TO FINANCIAL STATEMENTS (Continued)

(Information with respect to 2008 is Unaudited)

Spectrum Strategic

PER UNIT OPERATING PERFORMANCE:

	2007	2006	2005
NET ASSET VALUE, JANUARY 1:	$17.15	$14.18	$14.56

NET OPERATING RESULTS:
Interest Income	0.61	0.58	0.31
Expenses	(1.59)	(1.83)	(1.44)
Realized Profit (Loss)(1)	2.41	3.92	(0.10)
Unrealized Profit (Loss)	(0.57)	0.30	0.85
Proceeds from Litigation Settlement	—	—	0.00

Net Income (Loss)	0.86	2.97	(0.38)

NET ASSET VALUE, DECEMBER 31:	$18.01	$17.15	$14.18

FOR THE CALENDAR YEAR:

RATIOS TO AVERAGE NET ASSETS:
Net Investment Loss	(5.6)%	(7.8)%	(8.4)%
Expenses before Incentive Fees	8.7%	8.6%	9.4%
Expenses after Incentive Fees	9.1%	11.4%	10.8%
Net Income (Loss)	4.9%	18.6%	(3.3)%

TOTAL RETURN BEFORE INCENTIVE FEES	5.3%	24.1%	(1.4)%
TOTAL RETURN AFTER INCENTIVE FEES	5.0%	20.9%	(2.6)%

INCEPTION-TO-DATE RETURN	80.1%
COMPOUND ANNUALIZED RETURN	4.6%

Spectrum Technical

PER UNIT OPERATING PERFORMANCE:

	2007	2006	2005
NET ASSET VALUE, JANUARY 1:	$23.57	$22.36	$23.63

NET OPERATING RESULTS:
Interest Income	0.81	0.87	0.51
Expenses	(2.08)*	(2.21)	(2.10)
Realized Profit (Loss)(1)	(1.41)	2.25	0.48
Unrealized Profit (Loss)	(0.67)	0.30	(0.16)
Proceeds from Litigation Settlement	—	—	0.00

Net Income (Loss)	(3.35)	1.21	(1.27)

NET ASSET VALUE, DECEMBER 31:	$20.22	$23.57	$22.36

FOR THE CALENDAR YEAR:

RATIOS TO AVERAGE NET ASSETS:
Net Investment Loss	(5.7)%	(5.8)%	(7.3)%
Expenses before Incentive Fees	8.6%**	8.6%	9.3%
Expenses after Incentive Fees	9.4%**	9.5%	9.6%
Net Income (Loss)	(15.1)%	5.1%	(5.4)%

TOTAL RETURN BEFORE INCENTIVE FEES	(13.4)%	6.4%	(5.0)%
TOTAL RETURN AFTER INCENTIVE FEES	(14.2)%	5.4%	(5.4)%

INCEPTION-TO-DATE RETURN	102.2%
COMPOUND ANNUALIZED RETURN	5.5%

MORGAN STANLEY SPECTRUM SERIES

NOTES TO FINANCIAL STATEMENTS (Continued)

(Information with respect to 2008 is Unaudited)

*	Expenses per unit would have been $(2.12) had it not been for the management fee waived by Chesapeake.
**	Such percentage is after waiver of management fees. Chesapeake voluntarily waived a portion of the management fees (equal to 0.2% of average net assets).
(1)	Realized Profit (Loss) is a balancing amount necessary to reconcile the change in Net Asset Value per Unit with other per Unit information.

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors and Stockholders of

Demeter Management Corporation:

We have audited the accompanying statements of financial condition of Demeter Management Corporation (the “Company”), a wholly-owned subsidiary of Morgan Stanley, as of November 30, 2007 and 2006. These statements of financial condition are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards as established by the Auditing Standards Board (United States) and in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the statements of financial condition, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall statement of financial condition presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such statements of financial condition present fairly, in all material respects, the financial position of the Company at November 30, 2007 and 2006, in conformity with accounting principles generally accepted in the United States of America.

New York, New York

March 20, 2008

See notes to statements of financial condition.

DEMETER MANAGEMENT CORPORATION

(Wholly-owned subsidiary of Morgan Stanley)

STATEMENTS OF FINANCIAL CONDITION

at May 31, 2008 (Unaudited)

and November 30, 2007 and 2006

	May 31,	November 30,
	2008	2007	2006
	$	$	$
ASSETS
Investments in affiliated partnerships	32,736,213	56,189,704	34,589,190
Receivable to MS&Co.	39,951,403	—	—
Income tax receivable	1,227,345	—	—
Deferred income taxes	—	837,344	983,755

Total Assets	73,914,961	57,027,048	35,572,945

LIABILITIES AND STOCKHOLDER’S EQUITY
LIABILITIES:
Payable to Parent	48,482,563	39,363,436	25,992,736
Accrued expenses	22,253	23,551	8,705

Total Liabilities	48,504,816	39,386,987	26,001,441

STOCKHOLDER’S EQUITY:
Common stock, no par value:
Authorized 1,000 shares; outstanding 100 shares at stated value of $500 per share	50,000	50,000	50,000
Additional paid-in capital	330,100,000	330,100,000	330,100,000
Retained earnings	25,260,145	17,490,061	9,421,504

	355,410,145	347,640,061	339,571,504
Less: Notes receivable from Parent	(330,000,000)	(330,000,000)	(330,000,000)

Total Stockholder’s Equity	25,410,145	17,640,061	9,571,504

Total Liabilities and Stockholder’s Equity	73,914,961	57,027,048	35,572,945

See notes to statements of financial condition.

DEMETER MANAGEMENT CORPORATION

(Wholly-owned subsidiary of Morgan Stanley)

NOTES TO STATEMENTS OF FINANCIAL CONDITION

(Information with respect to 2008 is Unaudited)

At May 31, 2008 (Unaudited)

and For the Years ended November 30, 2007 and 2006

1.    INTRODUCTION AND BASIS OF PRESENTATION

Demeter Management Corporation (“Demeter”) is a wholly-owned subsidiary of Morgan Stanley (“Morgan Stanley” or “Parent”).

Demeter currently manages the following commodity pools (collectively, the “Commodity Pools”) as sole general partner: Morgan Stanley Cornerstone Fund II L.P. (“Cornerstone II”), Morgan Stanley Cornerstone Fund III L.P. (“Cornerstone III”), Morgan Stanley Cornerstone Fund IV L.P. (“Cornerstone IV”), Morgan Stanley Diversified Futures Fund L.P. (“DFF”), Morgan Stanley Diversified Futures Fund III L.P. (“DFF III”), Morgan Stanley Principal Plus Fund L.P. (“PPF”), Morgan Stanley Principal Plus Fund Management L.P. (“PPFM”), Morgan Stanley Portfolio Strategy Fund L.P. (“PSF”), Morgan Stanley Spectrum Currency L.P., Morgan Stanley Spectrum Global Balanced L.P., Morgan Stanley Spectrum Strategic L.P., Morgan Stanley Spectrum Technical L.P., Morgan Stanley Spectrum Select L.P., Morgan Stanley/Chesapeake L.P., Morgan Stanley/JWH Futures Fund L.P., Morgan Stanley Charter Campbell L.P., Morgan Stanley Charter Aspect L.P., Morgan Stanley Charter Graham L.P., Morgan Stanley Charter WCM L.P., Morgan Stanley Strategic Alternatives, L.P. (“SAFLP”), Morgan Stanley/Mark J. Walsh & Company L.P., Morgan Stanley Managed Futures LV, L.P. (“Profile LV”), Morgan Stanley Managed Futures MV, L.P. (“Profiles MV”), and Morgan Stanley Managed Futures HV, L.P. (“Profile HV” and together with Profile LV and Profile MV, the “Profile Series”).

Each of the Commodity Pools is a limited partnership organized to engage in the speculative trading of commodity futures contracts, forward contracts on foreign currencies, and other commodity interests.

Demeter currently is the trading manager for the following funds: Morgan Stanley Strategic Alternatives L.L.C. (“SAFLLC”) and Morgan Stanley Japan Managed Futures L.L.C. (“JMFLLC”).

Effective August 1, 2007, Demeter currently is the trading manager for the following trading companies (together with JMFLLC, the “Trading Companies”):

Morgan Stanley Managed Futures Altis I, LLC

Morgan Stanley Managed Futures Aspect I, LLC

Morgan Stanley Managed Futures BHM I, LLC

Morgan Stanley Managed Futures Chesapeake I, LLC

Morgan Stanley Managed Futures GMF I, LLC

Morgan Stanley Managed Futures DKR I, LLC

Morgan Stanley Managed Futures Kaiser I, LLC

Morgan Stanley Managed Futures Transtrend II, LLC

Morgan Stanley Managed Futures WCM I, LLC

Each of the Trading Companies is a limited liability company organized to engage in the speculative trading of commodity futures contract, forward contracts on foreign currencies, and other commodity interests.

Effective July 20, 2006, Dean Witter Portfolio Strategy Fund L.P., Dean Witter Principal Plus Fund L.P., Dean Witter Diversified Futures Fund Limited Partnership, and Dean Witter Diversified Futures Fund III L.P., changed their names to Morgan Stanley Portfolio Strategy Fund L.P., Morgan Stanley Principal Plus Fund L.P., Morgan Stanley Diversified Futures Fund L.P., and Morgan Stanley Diversified Futures Fund III L.P., respectively.

Effective July 21, 2006, Dean Witter Cornerstone Fund II, Dean Witter Cornerstone Fund III, and Dean Witter Cornerstone Fund IV, changed their names to Morgan Stanley Cornerstone Fund II L.P., Morgan Stanley Cornerstone Fund III L.P., and Morgan Stanley Cornerstone Fund IV L.P., respectively.

DEMETER MANAGEMENT CORPORATION

(Wholly-owned subsidiary of Morgan Stanley)

NOTES TO STATEMENTS OF FINANCIAL CONDITION (Continued)

(Information with respect to 2008 is Unaudited)

At May 31, 2008 (Unaudited)

and For the Years ended November 30, 2007 and 2006

Effective October 5, 2006, Dean Witter Principal Plus Fund Management L.P. changed its name to Morgan Stanley Principal Plus Fund Management L.P.

Effective October 13, 2006, Morgan Stanley Charter Millburn L.P. changed its name to Morgan Stanley Charter WCM L.P.

Effective October 16, 2006, Morgan Stanley Charter MSFCM L.P. changed its name to Morgan Stanley Charter Aspect L.P.

At July 31, 2006, Dean Witter World Currency Fund L.P. terminated trading in accordance with its Limited Partnership Agreement. The final distribution of its assets was made on August 14, 2006. The final dissolution of the partnership was completed on October 5, 2006.

In July 2006, Demeter elected to withdraw as general partner from Dean Witter Diversified Futures Fund II L.P. and Dean Witter Multi-Market Portfolio L.P. which subsequently terminated trading as of August 31, 2006 in accordance with each partnership’s respective Limited Partnership Agreement. Final distributions for each partnership’s assets were made on November 14, 2006. The final dissolution of each partnership was completed on December 29, 2006 and December 26, 2006, respectively.

Effective January 31, 2007, Morgan Stanley Alternative Managed Futures Limited terminated trading in accordance with its Limited Liability Articles of Association.

The statements of financial condition are prepared in accordance with accounting principles generally accepted in the United States of America, which require management to make estimates and assumptions that affect the reported amounts in the financial statements and related disclosures. Management believes that the estimates utilized in the preparation of the financial statements are prudent and reasonable. Actual results could differ from these estimates.

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Income Taxes—Income taxes are provided for using the asset and liability method, under which deferred tax assets and liabilities are determined based upon the temporary differences between the financial statement and the income tax basis of assets and liabilities, using enacted tax rates and laws that will be in effect when such differences are expected to reverse.

New Accounting Developments

In September 2006, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards No. 157 (“SFAS 157”), “Fair Value Measurements”. SFAS 157 requires use of a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value into three levels: Level 1—quoted market prices in active markets for identical assets and liabilities; Level 2—inputs other than quoted market prices that are observable for the asset or liability, either directly or indirectly (including quoted prices for similar investments, interest rates, credit risk); and Level 3—unobservable inputs for the asset or liability (including Demeter’s own assumptions used in determining the fair value of investments). Demeter evaluated the impact of adopting SFAS 157 on its financial statements. Demeter adopted SFAS 157 as of January 1, 2008. Based on its analysis, the effect of applying SFAS 157 to the investments included in the financial statements does not have a material impact on the its financial statements.

In March 2008, the FASB issued SFAS No. 161, Disclosures about Derivative Instruments and Hedging Activities (“SFAS 161”). SFAS 161 is intended to improve financial reporting about derivative instruments and hedging activities by requiring enhanced disclosures to enable investors to better understand how those instruments and activities are accounted for; how and why they are used; and their effects on Demeter’s

DEMETER MANAGEMENT CORPORATION

(Wholly-owned subsidiary of Morgan Stanley)

NOTES TO STATEMENTS OF FINANCIAL CONDITION (Continued)

(Information with respect to 2008 is Unaudited)

At May 31, 2008 (Unaudited)

and For the Years ended November 30, 2007 and 2006

financial position, financial performance, and cash flows. SFAS 161 is effective for financial statements issued for fiscal years beginning after November 15, 2008, and interim periods within those fiscal years. Demeter is currently evaluating the impact that the adoption of SFAS No. 161 will have on its financial statement disclosures.

3.    INVESTMENTS IN AFFILIATED PARTNERSHIPS

The limited partnership agreement of each Commodity Pool requires Demeter to maintain a general partnership interest in each Commodity Pool, generally in an amount equal to, but not less than, 1 percent of the aggregate capital contributed to the Commodity Pool by all partners. Demeter is not required to maintain any investment in Profile LV, Profile MV, or Profile HV.

The total assets, liabilities, and partners’ capital of all the Commodity Pools (not including SAFLP) and Trading Companies (not including JMFLLC) managed by Demeter at May 31, 2008, November 30, 2007 and total assets, liabilities, and partners’ capital of all the Commodity Pools (not including SAFLP) managed by Demeter at November 30, 2006 were as follows:

	May 31,	November 30,	November 30,
	2008	2007	2006
	$	$	$
Total assets	3,437,688,186	2,990,583,727	3,227,905,143
Total liabilities	103,257,553	73,904,800	75,368,674

Total partners’ capital	3,334,430,633	2,916,678,927	3,152,536,469

Demeter’s investments in such Commodity Pools and Trading Companies are valued using the Net Asset Value of the underlying entities, as defined in the limited partnership agreements of such Commodity Pools and the operating agreements of such Trading Companies, which approximates fair value.

Demeter initially invested seed capital directly in all of the Trading Companies, except for SAFLLC and JMFLLC. As of March 31, 2008, Demeter has redeemed all seed capital investments in the Trading Companies. Demeter’s investment was equal to any amount it deems necessary for a trading advisor to effectively trade its trading program applicable to a Trading Company. Demeter could have redeem all or a portion of its investment at its sole discretion without notice to the limited partners of the Profile Series once it believed a sufficient amount of assets had been raised from limited partners of the Profile Series to sustain each trading advisor’s trading program. All seed capital investments by Demeter in the Trading Companies (not including SAFLLC and JMFLLC) participated on the same terms as the investments made by the Profile Series in the Trading Companies (not including SAFLLC and JMFLLC) except it was not subject to any ongoing Placement Agent Fee charged at the Profile Series level including the Placement Agent Fee, General Partner Management Fee, and fund level Administrative Fee.

4.    PAYABLE TO PARENT

The Payable to Parent is primarily for net amounts due for the purchase and sale for funding Demeter’s investments, as needed for Demeter to meet the net worth requirements described in Note 5, and for income tax and other payments made by Morgan Stanley on behalf of Demeter.

5.    NET WORTH REQUIREMENT

At May 31, 2008, November 30, 2007 and 2006, Demeter held non-interest bearing notes from its Parent that were payable on demand. These notes were received in connection with additional capital contributions aggregating $330,000,000 at May 31, 2008, November 30, 2007 and 2006.

DEMETER MANAGEMENT CORPORATION

(Wholly-owned subsidiary of Morgan Stanley)

NOTES TO STATEMENTS OF FINANCIAL CONDITION (Continued)

(Information with respect to 2008 is Unaudited)

At May 31, 2008 (Unaudited)

and For the Years ended November 30, 2007 and 2006

The limited partnership agreement of each Commodity Pool requires Demeter to maintain its net worth at an amount not less than 10% of the capital contributions by all partners in such Commodity Pool and each other commodity pool in which Demeter is the general partner (15% or $250,000, whichever is less if the capital contributions to any limited partnership are less than $2,500,000).

In calculating this requirement, Demeter’s interests in each limited partnership and any amounts receivable from or payable to such partnerships are excluded from net worth. Notes receivable from Parent are included in net worth for purposes of this calculation. It is the Parent’s intent to ensure that Demeter maintains the net worth required by the limited partnership agreements.

6.    INCOME TAXES

The Company is included in the consolidated federal income tax return filed by Morgan Stanley and certain other subsidiaries. Federal income taxes have been provided on a separate entity basis. The Company is included in various unitary and combined tax filings. Accordingly, state and local income taxes have been provided on separate entity income based upon unitary/combined effective tax rates.

In accordance with the terms of the Tax Allocation Agreement with Morgan Stanley, current taxes payable are due to Morgan Stanley. The Company accounts for its own deferred tax assets and liabilities. Deferred income taxes are primarily attributable to unrealized gains or losses related to partnership investments.

7.    SUBSEQUENT EVENTS

Effective January 2, 2008, Morgan Stanley Managed Futures Kaiser I, LLC commenced using Calyon Financial Inc. (“Calyon”) as its primary commodity broker.

Effective January 2, 2008, Calyon changed its name to Newedge Financial Inc. as part of the merger with Calyon and Fimat Group.

Effective February 29, 2008, Demeter terminated the management agreement with Morgan Stanley Managed Futures Cornerstone I LLC.

Effective April 1, 2008, Morgan Stanley Strategic Alternatives L.L.C. serves as the CTA Trading Company with respect to Bridgewater Associates, Inc.

Demeter has determined to withdraw from Cornerstone II, Cornerstone III, Cornerstone IV, DFF, DFF3, PPF, PPFM, and PSF effective November 30, 2008, and thereafter will commence dissolution of the above mention Commodity Pools. In connection with such withdrawal, Demeter will terminate trading for the above Commodity Pools effective October 31, 2008, unless it becomes necessary or is prudent to do so beforehand.

No person is authorized to give any information or to make any representation not contained in this prospectus in connection with the matters described herein, and, if given or made, such information or representation must not be relied upon as having been authorized. This prospectus does not constitute an offer by any person within any jurisdiction in which such offer is not authorized, or in which the person making such offer is not qualified to do so, or to any person to whom such offer would be unlawful. The delivery of this prospectus at any time does not imply that information contained herein is correct as of any time subsequent to the date of its issue.

Until 40 days from the date of this prospectus, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

38221-10

MORGAN STANLEY SPECTRUM SELECT L.P.

MORGAN STANLEY SPECTRUM TECHNICAL L.P.

MORGAN STANLEY SPECTRUM STRATEGIC L.P.

MORGAN STANLEY SPECTRUM GLOBAL BALANCED L.P.

MORGAN STANLEY SPECTRUM CURRENCY L.P.

Supplement to the Prospectus dated May 1, 2008

The prospectus dated May 1, 2008 is supplemented by a supplement dated September 17, 2008. The supplement is an integral part of, and must be read together with, the prospectus.

38221-20